    As filed with the Securities and Exchange Commission on December 12, 2000
                                                       Registration No. 33-44982

--------------------------------------------------------------------------------
                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------
                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 Amendment No. 1
                              --------------------
                           THEHEALTHCHANNEL.COM, INC.
                 (Name of small business issuer in its charter)

           Delaware                        4812                  33-0728140
(State or other jurisdiction (Primary Standard Industrial   (I.R.S. Employer
    of incorporation or       Classification Code Number) Identification Number)
       organization)

 260 Newport Center Drive, Suite 250        260 Newport Center Drive, Suite 250
  Newport Beach, California 92660              Newport Beach, California 92660
        (949) 631-8317                                (949) 631-8317
  (Address and telephone number                 (Address of principal place
  of principal executive office                         of business)

                             The Company Corporation
                                1013 Centre Road
                              Wilmington, DE 19805
                                 (302) 636-5440
            (Name, address and telephone number of agent for service)
                          ----------------------------
                                   COPIES TO:
                            Lawrence W. Horwitz, Esq.
                                 Horwitz & Beam
                          Two Venture Plaza, Suite 350
                                Irvine, CA 92618
                                 (949) 453-0300

                Approximate Date of Proposed Sale to the Public.
   As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box./X/


                                          CALCULATION OF REGISTRATION FEE
---------------------------------------------- ----------------- -------------------- ------------------- ----------------
TITLE OF EACH  CLASS OF  SECURITIES  TO BE     NUMBER OF SHARES  PROPOSED OFFERING    PROPOSED AGGREGATE  AMOUNT OF
REGISTERED                                     TO BE REGISTERED  PRICE PER SHARE (1)  OFFERING PRICE      REGISTRATION FEE
---------------------------------------------- ----------------- -------------------- ------------------- ----------------
Shares  of Common  Stock,  $.001 par value (2)    33,751,840          $0.115             $3,881,461.60        $1,024.71
---------------------------------------------- ----------------- -------------------- ------------------- ----------------
Shares of Common  Stock,  $.001 par value,         7,490,760          $0.115               $861,437.40          $227.42
underlying warrants (3)
---------------------------------------------- ----------------- -------------------- ------------------- ----------------
                          TOTAL                   41,242,600                                $4,742,899        $1,252.13
---------------------------------------------- ----------------- -------------------- ------------------- ----------------



(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 and based upon the average of the high and low prices for the Common Stock on December 7, 2000, as reported by the over-the-counter Pink Sheets. We expect that in the event the registered shares are sold, such shares will be sold at the then-current market price.


(2) 31,250,000 shares to be sold from time to time by Swartz Private Equity, LLC; 1,975,284 shares to be sold from time to time by other Selling Shareholders; and 526,556 shares to be sold from time to time by Les Dube and Irene Dube.

(3) 4,275,000 shares underlying warrants to be sold from time to time by Swartz Private Equity, LLC; 2,382,427 shares underlying warrants to be sold from time to time by other Selling Shareholders, and 833,333 shares underlying warrants to be sold from time to time by Laguna Pacific Partners, L.P.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                SUBJECT TO COMPLETION, DATED DECEMBER 12, 2000

                                   PROSPECTUS
                                       -----------
                           THEHEALTHCHANNEL.COM, INC.
                                       --------------

                        41,242,600 Shares of Common Stock

        This prospectus covers 41,242,600 shares of the common stock, of thehealthchannel.com, Inc. This figure includes 31,250,000 shares of common stock that we may issue in the future under our Investment Agreement with Swartz
 Private Equity, LLC. and 7,490,760 shares of common stock that we may issue in the future if warrants are exercised. The common stock will be sold solely by the selling stockholders.

               The securities offered hereby involve a high degree
                     of risk. Please read the "Risk factors"
                              beginning on page 2.

     Our common stock is currently trading on the pink sheets under "THCH".
                        --------------------------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               Our principal executive offices are located at 260
                 Newport Center Drive, Suite 250, Newport Beach,
                    California 92660. Our telephone number is
                                 (949) 631-8317

                 The date of this prospectus is ________, 2000.

                                TABLE OF CONTENTS
                                -----------------

PROSPECTUS SUMMARY......................................................................1

THE OFFERING............................................................................3

SUMMARY FINANCIAL INFORMATION...........................................................3

RISK FACTORS............................................................................4

TERMS OF THE OFFERING...................................................................9

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS................................13

DIVIDEND POLICY........................................................................13

SELECTED FINANCIAL DATA................................................................13

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS.............................................................................15

ORGANIZATION OF THEHEALTHCHANNEL.COM...................................................19

BUSINESS OF THE COMPANY................................................................20

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS...........................25

EXECUTIVE COMPENSATION.................................................................27

CERTAIN TRANSACTIONS...................................................................28

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS..................................28

SELLING SHAREHOLDERS...................................................................29

PLAN OF DISTRIBUTION...................................................................33

DESCRIPTION OF SECURITIES..............................................................34

LEGAL MATTERS..........................................................................34

EXPERTS................................................................................34

FINANCIAL STATEMENTS...................................................................35

INFORMATION NOT REQUIRED IN PROSPECTUS.................................................36

   EXHIBITS............................................................................41
   UNDERTAKINGS........................................................................44

                               PROSPECTUS SUMMARY


         THE FOLLOWING SUMMARY IS ONLY A SUMMARY AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS, INCLUDING ITS NOTES, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE SPECIFICALLY REFERENCED, ALL REFERENCES TO DOLLAR AMOUNTS REFER TO UNITED STATES DOLLARS.

OUR OFFICES             Our offices are located 260 Newport Center Drive, Suite
                        250, Newport Beach, CA 92660 and our phone number is
                        (949) 631-8317.

OUR BUSINESS            We operate thehealthchannel.com web site. We focus
                        exclusively upon the development of business strategies and the acquisition of existing operations which satisfy the following three part test: --is the business strategy/acquisition candidate in the healthcare industry? --does implementation of the internet materially improve the business? strategy/acquisition candidate? --will the proposed plan generate projected revenues within six months and a return on our investment within twelve months of the deployment of our capital.

                        While we are continuously researching potential business strategies consistent with our own criteria set forth above, this prospectus describes four such strategies we are currently implementing: --deployment of the Physicians Automated Attendant, a wireless based software system intended to automate multiple facets of a physician's practice and interface with large internet based information sites; --strategic joint venture with the Institute for Medical Studies and Academy for Continuing Medical Education by transmitting over the internet virtual classrooms allowing healthcare industry professionals to comply with their continuing education requirements; --providing broad healthcare information on our Internet site, coupled with advertising, on a variety of topics, with an increasing focus upon breast cancer; and --making our web site easily accessible to wireless devices.

CORPORATE HISTORY       Innovative Tracking Solutions Corporation, our
                        predecessor company, was incorporated in Delaware on September 6, 1996. Innovative Tracking Solutions became a public company on March 1998 with their stock being quoted on the Over-the-Counter Bulletin Board. In early
                        1999, management of Innovative Tracking Solutions determined that the public status of their company was detrimental to their operations due to the time and expense burdens of being a public company. Innovative
                        Tracking Solutions' management then decided to take the operations of their company private by transferring all of the assets and liabilities to a newly formed private company On April 14, 1999, Innovative Tracking Solutions transferred all of its assets and liabilities based on majority stockholder approval to a newly formed private company. On July 28, 1999, Innovative Tracking Solutions acquired certain assets of BioLogix International, Ltd., consisting primarily of thehealthchannel.com web site and related Internet technology. BioLogix retained its subsidiaries and substantial assets. In connection with this asset acquisition, the name of Innovative Tracking
                        Solutions was changed to thehealthchannel.com, Inc. This prospectus relates to business and financial matters of thehealthchannel.com, Inc. as it is currently constituted. The Business Plan described herein commenced its implementation in the fourth quarter of 1999 and it is at a very early stage.

SECURITIES TO BE        This prospectus has been prepared to register the sale
ISSUED TO SWARTZ        from time to time of 31,250,000 shares of common stock
EQUITY, LLC             and 4,275,000 shares underlying warrants held by Swartz
                        Equity, LLC. These shares may be issued to Swartz in the future pursuant to our investment agreement with Swartz that provides us with put options valued at up to $30,000,000.

THE SELLING             This prospectus has also been prepared to register
SHAREHOLDERS            shares of common stock that were previously issued to
                        various individuals and entities. These securities are being registered because the holders of these securities have piggyback registration rights. A list of the securities being registered in this prospectus and the people and entities who own them appears in the Selling
                        Shareholders section of this prospectus.

SECURITIES ISSUED TO    This prospectus will also register 526,556 shares of
LES DUBE AND IRENE      commons stock for sale from time to time by Les Dube
DUBE AND TO LAGUNA      and Irene Dube, as well as 833,333 shares of common
PACIFIC PARTNERS        stock underlying warrants for sale from time to time
                        by Laguna Pacific Partners. Les Dube and Irene Dube and Laguna Pacific Partners are receiving these securities in connection with loans being made to thehealthchannel.com.

                                  THE OFFERING

The share amounts set forth below assume that the average price of the shares received by Swartz is $0.40.

Common Stock Outstanding as of
December 5, 2000                                 27,610,953

Common Stock and Common Stock
Underlying Warrants Being
Registered for Swartz Private
Equity, LLC                                      35,525,000

Common Stock and Shares Underlying
Warrants Offered by Selling
Shareholders                                     4,357,711

Common Stock underlying warrants                   833,333
issued in connection with loans
made by Laguna Pacific Partners

Risk Factors                                     The securities offered hereby
                                                 involve a high degree of risk
                                                 and immediate substantial
                                                 dilution. See "Risk Factors."

OTC pink sheets trading symbol                   THCH


                          SUMMARY FINANCIAL INFORMATION

      The following table presents selected historical financial data for the Company derived from the Company's financial statements. The historical financial data presented here only summarizes basic data and should be read in conjunction with the financial statements and notes of the Company, which are incorporated by reference into this prospectus. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company and the notes thereto included elsewhere in this prospectus.

                                                                        Period from Inception
                         Nine Months Ended        Fiscal Year Ended    (September 6, 1996) to
                        September 30, 2000        December 31, 1999      September 30, 2000
                        ------------------        -----------------      ------------------
Statement of
Operations Data:
Revenue                   $       10,870          $        -0-             $       10,870
Net Loss                  $    2,294,673          $    3,926,992           $    7,969,049
Net loss per share        $         0.09          $         0.18



                            September 30, 2000        December 31, 1999
                            ------------------        -----------------
Balance Sheet Data:
Total assets                  $    1,050,873           $    1,081,060
Total liabilities             $      975,557           $      510,967
Stockholder's equity          $       75,316           $      570,093

                                  RISK FACTORS

      THE SECURITIES OFFERED IN THIS PROSPECTUS ARE VERY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES SHOULD BE PURCHASED ONLY BY PEOPLE WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. BEFORE PURCHASING THESE SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE OTHER INFORMATION CONCERNING THEHEALTHCHANNEL.COM AND ITS BUSINESS CONTAINED IN THIS PROSPECTUS.

THEHEALTHCHANNEL.COM    TheHealthChannel.com commenced implementation of its
HAS ONLY A LIMITED      current business plan during the fourth quarter of 1999.
OPERATING HISTORY HAS   Prior to July 1999 the assets currently comprising the
INCURRED FINANCIAL      internet site had been owned and operated by BioLogix,
LOSSES SINCE INCEPTION  Inc. In April 1999, BioLogix launched a health oriented
AND THERE IS NO         web site relying upon advertising on the website to
ASSURANCE WHEN, IF      generate revenues. We were unable to attract
EVER, WE WILL BEGIN     advertisers. As a result, in July 1999, we commenced
GENERATING PROFITS.     development of the new business plan described in this
                        prospectus. This new business plan has virtually no operating history and its financial success will be subject to all the risks inherent in the establishment of a new business enterprise. Additionally, thehealthchannel.com has operated at a loss for all of the periods for which financial statements are presented in this prospectus. It is uncertain whether consumers will be willing to pay for products and services over the internet at a level that will allow the company to sustain long-term profitability. Further, many of our business plans for medical professionals we are currently implementing have never been deployed over the internet, thus it would be highly speculative to predict revenues or any level of profitability. We cannot assure you that the company will ever operate profitably.

THERE IS INTENSE        We compete with other companies which have health care
COMPETITION IN THE      websites. These competitors include WebMD, DrKoop.com,
ON-LINE HEALTHCARE      InteliHealth, OnHealth, and YourHealth.com. These
BUSINESS. MANY OF OUR   competitors have longer operating histories, larger
COMPETITORS ARE MORE    customer bases, greater brand name recognition and
EXPERIENCED AND MUCH    significantly greater financial, marketing and other
BETTER FINANCED. WE     resources than we do. In addition, other companies with
ANTICIPATE THAT         superior financing to our company may elect to enter the
COMPETITION WILL        internet health field. Competitors may devote greater
BECOME INCREASINGLY     resources to marketing and promotional campaigns, and
SEVERE IN THE FUTURE    devote substantially more resources to Web site and
AS OTHER COMPANIES      systems development than we can. We cannot assure you
DEPLOY MEDICALLY        that we will be able to compete successfully against
ORIENTED WEBSITES.      current and future competitors, and competitive
                        pressures may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, our management may, from time to time, make certain service or marketing decisions or acquisitions that could have a material adverse effect on its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on thehealthchannel.com.

WE ARE DEPENDENT        Our business plans depend on the efficient and
UPON THE EFFICIENT      uninterrupted operation of our computer and
DEPLOYMENT OF OUR       communications hardware and software systems. Similarly,
INTERNET SITE AND       the ability to track, measure, and report the delivery
RELATED BUSINESS        of advertisements, data and other information on our
STRATEGIES. IN THE      website depends on the efficient and uninterrupted
EVENT OUR INTERNET      operation of our system. These systems and operations
TECHNOLOGY IS NOT       are vulnerable to damage or interruption from human
ACCESSIBLE BY THE       error, natural disasters, telecommunication failures,
PUBLIC FOR TECHNICAL    break-ins, sabotage, computer viruses, intentional acts
REASONS WE WILL SUFFER  of vandalism and similar events. While we have
SEVERE NEGATIVE         implemented certain systems intended to back-up our
BUSINESS CONSEQUENCES.  website and its data, despite these precautions, there is always the danger that human error or sabotage could substantially disrupt our web site which could cause a loss of visitors to our site, damage to our systems, and bad publicity.

WE MAY ACQUIRE          The Federal Drug Administration and the various
BUSINESSES THAT ARE     state-level medical licensing boards may regulate
SUBJECT TO              components of our business as our business plan is
GOVERNMENTAL            deployed. It is uncertain how these governmental
REGULATIONS, SUCH AS    agencies will react to the newly established Internet
LAWS ASSOCIATED WITH    healthcare field. There can be no assurance that any
REGULATION OF THE       such regulatory requirements will not have a material
DISTRIBUTION OF DRUGS,  adverse effect on our business, financial condition or
THE PRACTICE OF         results of operations.
MEDICINE AND THE
DISSEMINATION OF
INFORMATION TO THE
PUBLIC AND MEDICAL
PROFESSIONALS.

THE INTERNET HAS BEEN   The Internet is at an early stage, especially associated
THE SUBJECT OF          with the medical industry. Technological changes will
CONSTANT TECHNOLOGICAL  occur which virtually immediately impact upon our
CHANGE. IF WE ARE       business strategies. If we are unable to either predict
UNABLE TO SUCCESSFULLY such changes in advance or rapidly adjust our plans and AND TIMELY INCORPORATE technologies to reflect these changes, our business THESE CHANGES INTO OUR plans and internet site could be rendered obsolete
BUSINESS PLAN, OUR      within a very short period of time. These changes
SERVICES MAYBE          include both the development of hardware which will
RENDERED OBSOLETE       allow more information to be sent using less of the band
                        width available to send information over the Internet, the development of software which may improve the presentation to users of the Internet or the deployment of business strategies focusing upon these changes, rendering the companies business plan noncompetitive.

OUR BUSINESS IS         The Internet based information market is new and rapidly
DEPENDENT ON THE        evolving. Our business would be materially adversely
CONTINUED GROWTH AND    affected if Internet usage does not continue to grow or
USE OF THE INTERNET,    grows slower than currently projected. Further our
AS WELL AS THE          business will be adversely effected if consumers or
EFFICIENT OPERATION OF  professionals fail to use the Internet in sufficient
THE INTERNET.           numbers to allow our business plans to be successfully
                        implemented. Internet usage may be inhibited for a number of reasons, such as:

                             -     Inadequate network infrastructure;
                             -     security concerns;
                             -     inconsistent quality of service; and
                             - unavailability of cost-effective, high-speed access to the Internet.

                        While these problems also occur in deploying an Internet business plan in the healthcare sector, other risk factors include:

                        - Many consumers may have privacy concerns regarding placing personal medical information over the Internet, thus decreasing the potential traffic that our Internet site may generate and the information we may be able to secure from this traffic.

                        - Certain business strategies deployed by us toward medical professionals may require that such professionals substantially change their methods of operating, many of which may be ingrained in their professional practice for many years. These professionals may resist, or even refuse to implement the changes that our new technologies and business methods present. Such resistance could prohibit the success of the Company in marketing its products and services to medical professionals, thus materially and adversely effecting our financial operations.

THERE ARE CURRENTLY     Federal and state laws and regulations addressing issues
LEGAL UNCERTAINTIES     such as:
RELATING TO THE
INTERNET. AS A RESULT,
IT IS DIFFICULT TO      -     user privacy,
PREDICT WHAT, IF ANY    -     pricing,
IMPACT THESE            -     online content regulation,
REGULATIONS WILL HAVE   -     taxation and the characteristics
UPON OUR OPERATIONS.    -     quality of online products and services
IT IS POSSIBLE THAT
SOME OF THESE           are under consideration by federal, state, local, and
REGULATIONS MAY         foreign governments and agencies. It may take years to
SUBSTANTIALLY INCREASE  determine the extent to which existing laws relating to
OUR COSTS OF DOING      issues such as intellectual property ownership and
BUSINESS AND PROHIBIT   infringement, libel, and personal privacy are applicable
CERTAIN BUSINESS        to the Internet. The Federal Trade Commission and
STRATEGIES WE WISH TO   government agencies in certain states have been
DEPLOY.                 investigating certain Internet companies regarding their
                        use of personal information. We could incur additional expenses if any new regulations regarding the use of personal information are introduced or these agencies chose to investigate our privacy practices. Any new laws or regulations relating to the Internet, or certain application or interpretation of existing laws, could decrease the growth in the use of the Internet, decrease the demand for our web site or otherwise materially adversely affect our business.

OUR DATA BASE WILL      While most Internet companies have concerns about
CONTAIN EXTREMELY       protecting the privacy of their users, these concerns
SENSITIVE INFORMATION   are one of the primary business problems facing our
REGARDING THE HEALTH    company. These concerns include:
CONDITION AND
INTERESTS OF OUR        -     An individual's personal health and interests in
USERS. TO THE EXTENT          healthcare information are viewed as extremely
WE ARE UNABLE TO              private. Any indication that such information
ASSURE ABSOLUTE               might be available to a third party might
PRIVACY TO THESE              materially reduce traffic and interest in our
USERS, OUR BUSINESS           internet site.
MAYBE SEVERELY AND      -     The increasingly aggressive and creative attacks
ADVERSELY EFFECTED.           by third parties to enter Internet data bases may
                              increase the concerns of parties who might otherwise access our Internet site.
                        -     We will be forced to continuously monitor and
                              upgrade our security precautions imposing increased operating costs upon our budget.

WE DEPEND ON KEY        Our success depends, to a significant extent, upon a
PERSONNEL FOR CRITICAL  number of key employees, including our President, Donald
MANAGEMENT DECISIONS.   Shea, and our Vice President, Chief Operations Officer,
                        Secretary, and Chief Financial Officer, Thomas Lonergan.
                        The loss of services of one or more of these employees could have a material adverse effect on our business. We believe that our future success will also depend in part upon our ability to attract, retain, and motivate qualified personnel. Competition for such personnel is intense. There can be no assurance that we can attract and retain such personnel. We do not have "key person" life insurance on any of our employees.

MANY OF OUR             As a result of the constantly changing environment of
COMPETITORS HAVE BEEN   the Internet healthcare industry, it is difficult to
FINANCED WITH MILLIONS predict the eventual utilization of capitalization. As OF DOLLARS IN DEBT AND of the date of this Prospectus we anticipate that our
EQUITY CAPITAL. AS A    capital needs will include:
RESULT, WE BELIEVE
THAT IT MAY BE          -     Computer hardware upgrades to improve the
NECESSARY FOR OUR             performance of our Internet site and related
COMPANY TO SECURE             business strategies.
FINANCING IN ADDITION   -     Computer hardware upgrades to improve the internal
TO THE FINANCING              computers used by our development and office
CONTEMPLATED BY THIS          staff.
PROSPECTUS.             -     Computer software upgrades developed by third
                              parties which may either be immediately used or customized for our purposes.
                        -     Computer software development by our internal
                              staff to improve the performance of our Internet site and associated business strategies.
                        -     Salaries and bonuses needed to attract top level
                              computer programmers, administrators experienced in operating Internet companies and office personnel.

OUR COMMON STOCK IS     Our common stock is quoted and traded on the
CURRENTLY CLASSIFIED    Over-the-Counter Pink Sheets ("Pink Sheets"). As a
AS A "PENNY STOCK"      result, an investor could find it more difficult to
WHICH COULD CAUSE       dispose of, or to obtain accurate quotations as to the
INVESTORS TO            market value of, the stock as compared to securities
EXPERIENCE DELAYS       which are traded on the NASDAQ trading market or on an
AND OTHER               exchange. In addition, trading in our common stock is
DIFFICULTIES IN         covered by what is known as the Penny Stock Rules. The
TRADING SHARES IN       Penny Stock Rules require brokers to provide additional
THE STOCK MARKET        disclosure in connection with any trades involving a
                        stock defined as a penny stock, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The regulations governing penny stocks could limit the ability of brokers to sell the shares offered in this prospectus and thus the ability of the purchasers of this Offering to sell these shares in the secondary market. Our stock will be covered by the Penny Stock Rules until it has a market price of $5.00 per share or more, subject to certain exceptions
                        The trading price of our stock could be subject to wide fluctuations in response to quarterly variations in operating results, announcement of technological innovations or new products by us or our competitors, and other events or factors. In addition, in recent years the stock market has experienced extreme price and volume fluctuations that have had a substantial effect on the market prices for many internet companies, which may be unrelated to the operating performance of the specific companies.

INVESTORS WILL          In many cases, our officers, directors, and present
EXPERIENCE IMMEDIATE    shareholders have acquired their securities at a cost
AND SUBSTANTIAL         substantially less than that which investors will pay
DILUTION.               for the common stock offered by this prospectus. As a
                        result, investors acquiring shares registered in this prospectus will likely incur immediate, substantial dilution in the net tangible book value per share of the common stock. The net tangible book value of a share represents the amount of our tangible assets less the amount of its liabilities, divided by the number of shares outstanding.

THE PRICE OF THE        The securities being offered in this prospectus are
SHARES OFFERED HEREBY   offered at the market price prevailing at the time of
IS DEPENDENT UPON THE   the offer. The market price of these securities may vary
PRICE IN THE PUBLIC     and may have a limited relationship, or no relationship,
MARKET WHICH WILL       to our assets, book value, results of operations, or
FLUCTUATE.              other established criteria of value. The offering price
                        also may not be indicative of the prices that will prevail in the subsequent trading market for our securities.

MOST OF OUR SHARES OF   As of December 1, 2000, thehealthchannel.com had
COMMON STOCK OF WILL    outstanding approximately 14,791,189 shares that are
BECOME ELIGIBLE FOR     classified as "restricted securities as that term is
PUBLIC SALE OVER THE    defined under Rule 144 of the Securities Act of 1933, as
NEXT YEAR WHICH COULD   amended. Most of these shares have been held by
HAVE A DEPRESSIVE       shareholders for at least one year and may be entitled
EFFECT ON THE STOCK.    to be sold under Rule 144. In addition, we are
                        registering

                        -- 31,250,000 shares and 4,275,000 shares underlying warrants for Swartz,
                        -- 1,975,284 shares and 2,382,427 shares underlying warrants for other Selling Shareholders,
                        -- 526,556 shares for Les Dube and Irene Dube, and
                        -- 833,333 shares underlying warrants for Laguna Pacific Partners, L.P.

                        If a significant number of shares are offered for sale through the public securities markets simultaneously, it would have a depressive effect on the trading price of common stock. See "Description of Securities."

WE MAY HAVE CONTINGENT  We have engaged in a private placement of securities
LIABILITIES RESULTING   from September 1999 up to the date of this prospectus.
FROM OUR RECENT         During this period of time, we sold securities to
PRIVATE PLACEMENT.      investors based on our most recent closing price on the
                        OTC Bulletin Board or the Pink Sheets. The prices at which these securities were sold fluctuated widely, based on fluctuations in our closing prices. We cannot preclude the possibility that an investor or investors who purchased securities in the private placement will claim that the Company failed to fully disclose the fact that fluctuation in the market for our stock would cause adjustment in the price of the private placement. We believe we fully disclosed this risk. In the event any shareholder were to successfully prosecute an action against us on this issue, it may have severe and adverse effects on the Company, including but not limited to impacting our ability to continue as a going concern.

WE HAVE BEEN ADVISED    We have been advised by the Securities Exchange
BY THE SECURITIES AND   Commission (SEC) alleging that the exchange of BioLogix
EXCHANGE COMMISSION     shares for shares of thehealthchannel.com may have
(THE "SEC") THAT        constituted an unregistered public offering in violation
CERTAIN TRANSACTIONS    of applicable state and federal securities laws. While
INVOLVING               we have provided correspondence to the SEC denying these
thehealthchannel.com    allegations, the SEC has indicated that it continues to
MAY HAVE BEEN IN        disagree with our position. If we have engaged in an
VIOLATION OF THE        unregistered public offering, this would constitute a
SECURITIES LAWS.        violation of the Securities Act of 1933 and applicable
                        state laws and would make us potentially liable to legal action by both the SEC and state security regulators and our shareholders. In the event any of these parties were to successfully prosecute an action based on these allegations, it would have a severe and adverse effect on the Company. The Company may be required to pay monetary damages and penalties and may be subject to a court-imposed injunction, or may be forced to enter into a consent decree with the SEC. In the event, any of these events were to occur it would likely immediately and severely impact the Company, possibly impairing our ability to continue as a going concern.

WE HAVE NEVER PAID      We have never paid dividends on our common stock and do
DIVIDENDS ON OUR        not plan on paying cash dividends in the foreseeable
COMMON STOCK AND DON'T  future.
PLAN TO PAY DIVIDENDS
IN THE FUTURE.

SPECIAL NOTE REGARDING  Statements made in this prospectus regarding our funding
FORWARD LOOKING         requirements and the timing of and potential for our
STATEMENTS.             business constitute forward looking statements under
                        federal securities laws. Such statements are subject to certain risks and uncertainties that could cause the rate at which we incur expenses and conducts our business to differ materially from those projected. Our ability to proceed with the marketing and development of our business in accordance with the dates anticipated is subject to all of the risks discussed in this prospectus and our ability to estimate the time period for which revenues will fund our operations is subject to substantial uncertainty. Undue reliance should not be placed on the dates and time periods discussed in this prospects. These estimates are based on the current expectations of our management which may change in the future due to a large number of unanticipated future developments.

                              TERMS OF THE OFFERING

      Each selling shareholder is free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions on the pink sheets, or the OTC Bulletin Board in the event the Company is relisted on the OTC Bulletin Board. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve NASD licensed broker-dealers.

      The selling shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

      Swartz Private Equity, LLC is, and each selling shareholder and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

      We have notified the Selling Shareholders of the prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective

      We have informed the Selling Shareholders that the anti- manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act, may apply to their sales in the market and have provided the Selling Shareholders with a copy of such rules and regulations.

      Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such Rule.

INVESTMENT AGREEMENT

OVERVIEW. On August 15, 2000, we entered into an investment agreement with Swartz Private Equity, LLC. The investment agreement entitles us to issue and sell, at our option, our common stock for up to an aggregate of $30 million from time to time during a three-year period beginning on the date that this registration statement is declared effective. This is also referred to as a put right.

PUT RIGHTS. In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the common shares which may be issued as a consequence of the invocation of that put right and we must be trading on at least the Over-The-Counter Bulletin Board. Additionally, we must give at least ten but not more than twenty business days' advance notice to Swartz of the date on which we intend to exercise a particular put right and we must indicate the number of shares of common stock we intend to sell to Swartz. At our option, we may also designate a maximum dollar amount of common stock not to exceed $2 million which we will sell to Swartz during the put and/or a minimum purchase price per common share, if applicable, at which Swartz may purchase shares during the put. The designated minimum purchase price per common share, if we chose to specify one, shall be no greater than the lessor of (i) 80% of the closing bid price of our common stock on the business day prior to the date of the advance put notice or (ii) the closing bid price of our common stock on the business day prior to the date of the advance put notice. The number of common shares sold to Swartz in a given put may not exceed the lesser of:

       - 15.0% of the aggregate daily reported trading volume, excluding any block trades of 6,667 or more shares of common stock, during a period which begins on the business day immediately following the day we invoked the put right and ends on and includes the day which is twenty business days after the date we invoked the put right, excluding, however, certain days where the common shares trade below a minimum price specified by us.

       - 15.0% of the sum aggregate daily reported trading volumes, excluding any block of 6,667 or more shares of common stock, for the 20 business days immediately preceding the put date.

       - the intended put amount, specified in our put notice,

       - the number of our shares, which when multiplied by the put share price, equals $2 million,

       - an amount of put shares, which when added to the number of put shares acquired by the investor during the 31 days preceding the put date would exceed 9.99% of the number of common shares outstanding on a fully diluted basis.

For each common share, Swartz will pay us the lesser of:

       - the market price for the applicable pricing period, minus $0.075 or

       - 91% of the market price for the applicable pricing period.

Market price is defined as the lowest closing bid price for the common stock during the pricing period. The pricing period is the period beginning on the business day immediately following the put date and ending on and including the date which is 20 business days after such put date.

We are registering 31,250,000 shares to be sold to Swartz in puts and 4,275,000 warrants to be issued to Swartz in connection with the puts. Therefore, in order for the Company to receive $30,000,000, the average sale price of these shares would need to be $.96. Unless our share price increases drastically, we will receive only a portion of the $30,000,000 maximum.

Our closing price on the pink sheets as of December 5, 2000 was $0.125. The maximum allowable number of shares per put under the Investment Agreement is 500,000 shares. Assuming our trading price remained at its current level, even if we put the maximum allowable shares per put to Swartz under the investment agreement, each put would yield only $25,000 in proceeds to us. The restrictions discussed about, such as the restriction limiting the put amount to a percentage of our aggregate trading volume, may operate to prevent us from putting the maximum allowable number of shares.

The 35,525,000 shares that Swartz may sell under this prospectus would represent 56.26% of the Company if they were all issued, assuming that we don't issue any other shares to other shareholders.

WARRANTS. We have delivered to Swartz warrants to purchase 383,333 shares of our common stock at anytime for five years. Within five business days after the end of the pricing period for each put, we are required to issue and deliver to Swartz a warrant to purchase a number of shares of common stock equal to 10% of the common shares issued to Swartz in the applicable put. Each warrant will be exercisable at a price which will initially equal 110% of the market price for the applicable put. The warrants will have semi-annual reset provisions. Each warrant will be immediately exercisable and have a term beginning on the date of issuance and ending five years thereafter. All shares underlying these warrants are being registered in this prospectus.

LIMITATIONS AND CONDITIONS PRECEDENT TO OUR PUT RIGHTS. Swartz is not required to acquire and pay for any common shares with respect to any particular put for which during the period beginning on the date of the advance put notice and ending on the last day of the pricing period:

       - we have announced or implemented a stock split or combination of our common stock;

       - we have paid a common stock dividend;

       - we have made a distribution of our common stock or of all or any portion of our assets between the put notice date and the date the particular put closes; or

       - we have consummated a major transaction, including any transaction which would constitute a change of control, between the advance put notice date and the date the particular put closes.

SHORT SALES. Swartz and its affiliates are prohibited from engaging in short sales of our common stock, except that after they have received a put notice, they may sell a number of shares in long sales or short sales, up to the number of shares specified in the put notice.

CANCELLATION OF PUTS. We must cancel a particular put if between the date of the advance put notice and the last day of the pricing period:

       - we discover an undisclosed material fact relevant to Swartz's investment decision;

       - the registration statement registering resales of the common shares becomes ineffective; or

       - shares are delisted from the then primary exchange.

NON-USAGE FEE. On the last business day of each six-month period following the effectiveness of the registration period, if we have not put $1,000,000 of our stock to Swartz, we will be required to pay Swartz a non-usage fee equal to the difference between $100,000 and 10% of the aggregate put amounts to Swartz during such six month period.

TERMINATION OF INVESTMENT AGREEMENT. We may also terminate our right to initiate further puts or terminate the investment agreement by providing Swartz with notice of such intention to terminate; however, any such termination will not affect any other rights or obligations we have concerning the investment agreement or any related agreement.

RIGHT OF FIRST REFUSAL. During the term of the investment agreement and for 90 days after its termination, we are prohibited from issuing or selling any capital stock or securities convertible into our capital stock for cash in private capital raising transactions, without obtaining the prior written approval of Swartz. In addition, Swartz has the option for 10 days after receiving notice to purchase such securities on the same terms and conditions. This right of first refusal shall not apply to acquisitions or option plans.

SWARTZ'S RIGHT OF INDEMNIFICATION. We are obligated to indemnify Swartz, including their affiliates, stockholders, officers, directors, employees and agents, from all liability and losses resulting from any misrepresentations or breaches we made in connection with the investment agreement, our registration rights agreement, other related agreements, or the registration statement.

SOURCE AND USE OF PROCEEDS

We expect to sell to Swartz Private Equity, LLC, subject to effective registration and applicable volume limitations, up to $30,000,000 of common stock under the investment agreement. Additional amounts may be received if the warrants to purchase common stock are exercised. Net proceeds are determined after deducting all expenses of the offering and are estimated to be $175,000. We intend, in the following order of priority, to use the net proceeds from this offering, excluding proceeds from warrant exercises, as follows:

              Repayments of Loans made by Laguna                       $500,000
              Pacific Partners, L.P. and Les Dube and
              Irene Dube
              Research and Development                               $9,500,000
              Marketing                                             $10,000,000
              Other Working Capital                                  $9,825,000

              TOTAL PROCEEDS                                     $29,825,000.00

The amount and timing of working capital expenditures may vary significantly depending upon numerous factors such as:

       - The progress of our final development of our business,

       - Revenues generated from existing and anticipated services, products and licenses,

       - The development of marketing and sales resources,

       - Administrative and legal expenses, and other requirements not now known or estimable.

Depending on our stock price and due to the terms and conditions of the Investment Agreement with Swartz, the proceeds we receive may be much less than the $30,000,000 maximum allowed by the agreement.

             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

      Our common stock was quoted on the over-the-counter bulletin board system since April 1998, formerly under the symbol IVTX. Following our name-change to thehealthchannel.com, our symbol was changed to THCL. On November 17, 2000, when our one for three reverse stock split went effective, we received our current symbol, THCH Our common stock is currently quoted on the over-the-counter pink sheets published by the National Quotation Bureau under the symbol THCH.

      The following table sets forth the high ask and low bid prices for our common stock as reported on the OTC bulletin board until January 12, 2000 and as reported on the over-the-counter pink sheets as of January 13, 2000 and through the present.

      The prices below also reflect inter-dealer quotations, without retail mark-up, mark-down or commissions and may not represent actual transactions:


         Period Reported                           High Ask        Low Bid
         Quarter ended June 30, 1998*               7.50           3.33
         Quarter ended September 30, 1998*          6.33           2.625
         Quarter ended December 31, 1998*           5.25           1.69
         Quarter ended March 31, 1999*              9.00           1.69
         Quarter ended June 30, 1999*               9.75           0.50
         Quarter ended September 30, 1999          13.875          0.94
         Quarter ended December 31, 1999            2.44           0.80
         Quarter ended March 31, 2000               4.22           0.66
         Quarter ended June 30, 2000                1.69           0.47
         Quarter ended September 30, 2000           1.41           0.80



      * We believe the price prior to July 1999 may not be relevant in evaluating our current operations as this was prior to our acquisition of thehealthchannel.com website.


      Since January, 2000 there has been little market making activity on the pink sheet market for our stock. The price of the stock has fluctuated between $0.20 and $1.00 per day during this time period. As of December 7, 2000, our common stock closed at $0.115.


      As of December 6, 2000, there were approximately 813 holders of our common stock, as reported by the our transfer agent.

                                 DIVIDEND POLICY

      We never paid any cash dividends on its Common Stock and do not anticipate paying any cash dividends in the future. We currently intend to retain future earnings, if any, to fund the development and growth of our business.

                             SELECTED FINANCIAL DATA

      The following selected financial data summarize and should be read in conjunction with, the financial statements, related notes to financial statements and Report of Independent Public Accountants, and Management's Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere herein. The following tables summarize certain selected financial data of thehealthchannel.com for the Period from its inception on September 6, 1996 through September 30, 2000 (audited), the fiscal year ended December 31, 1999 (audited), and the six months ended September 30, 2000 (unaudited). The data has been derived from financial statements included elsewhere in this prospectus. No dividends have been paid for any of the periods presented.

                                                                        Period from Inception
                         Nine Months Ended        Fiscal Year Ended    (September 6, 1996) to
                        September 30, 2000        December 31, 1999      September 30, 2000
                        ------------------        -----------------      ------------------
Statement of
Operations Data:
Revenue                   $       10,870          $        -0-             $       10,870
Net Loss                  $    2,294,673          $    3,926,992           $    7,969,049
Net loss per share        $         0.09          $         0.18



                            September 30, 2000        December 31, 1999
                            ------------------        -----------------
Balance Sheet Data:
Total assets                  $    1,050,873           $    1,081,060
Total liabilities             $      975,557           $      510,967
Stockholder's equity          $       75,316           $      570,093

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

                            AND RESULTS OF OPERATIONS


      The following discussion regarding our financial statements should be read in conjunction with our financial statements included herewith.

OVERVIEW

      We are engaged in the business of providing healthcare information over the Internet.

RESULTS OF OPERATIONS

      The following table sets forth, for the periods indicated, selected financial information:

                               Nine Months       Nine Months          Year Ended       Period  from  Inception
                                  Ended             Ended          December 31 1999    (September 4, 1996)
                              September 30,     September 30,                          to September 30, 2000
                                  2000              1999
---------------------------------------------------------------------------------------------------------------
Total revenue                $   10,870       $   -0-            $   -0-               $     10,870
---------------------------------------------------------------------------------------------------------------
Cost of revenue              $   -0-          $   -0-            $   -0-               $   -0-
---------------------------------------------------------------------------------------------------------------
Gross profit                 $   10,870       $   -0-            $   -0-               $     10,870
---------------------------------------------------------------------------------------------------------------
General, administrative,
and selling expenses         $ (2,305,543)    $   (653,662)      $ (3,460,728)         $  (5,766,271)
---------------------------------------------------------------------------------------------------------------
Loss from continuing
operations                   $ (2,294,673)    $   (653,662)      $ (3,460,728)         $  (5,755,401)
---------------------------------------------------------------------------------------------------------------
Loss on discontinued
operations                   $   -0-          $   (466,264)      $   (466,264)         $  (2,213,648)
---------------------------------------------------------------------------------------------------------------
Loss before taxes            $ (2,294,673)    $ (1,119,926)      $ (3,926,992)         $  (7,969,049)
---------------------------------------------------------------------------------------------------------------
Taxes on income              $   -0-          $   -0-            $   -0-               $    -0-
---------------------------------------------------------------------------------------------------------------
Net loss                     $ (2,294,673)    $ (1,119,926)      $ (3,926,992)         $  (7,969,049)
---------------------------------------------------------------------------------------------------------------


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS FISCAL YEAR ENDED DECEMBER 31, 1999.

REVENUE
We are a development stage company and had no revenues for the fiscal year ended December 31, 1999.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
We expended approximately $3,460,728 in selling, general and administrative expenses. This included expenses for web site development, rent for our office space, and compensation to consultants and employees.

LOSS FROM OPERATIONS
We incurred a loss from operations of $3,460,728 for the year ended December 31, 1999. The operations of our predecessor company, Innovative Tracking Solutions Corporation ("IVTX") in 1999 are presented as discontinued operations as a result of the transfer of its assets and liabilities to a private company. The operations of the old IVTX are not related to the operation of thehealthchannel.com business going forward.

NET LOSS
We had a net loss of $3,926,992, for the year ended December 31, 1999.

NINE  MONTHS ENDED SEPTEMBER 30, 2000.


REVENUE
We are a development stage company and had minimal revenues for the nine months ended September 30, 2000, and consistent with its business plan, the company generated revenues of $10,862 from advertising associated with its wireless strategy for the three months ended September 30, 2000.


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The Company did not have any selling expenses during the nine months ended September 30, 2000. During this period, the Company had general and administrative expenses of $2,305,543.

LOSS FROM OPERATIONS
We incurred a loss from operations of $2,294,673 for the nine months ended September 30, 2000. The operations of IVTX in 1999 are presented as discontinued operations as a result of the transfer of its assets and liabilities to a private company. The operations of the old IVTX are not related to the operation of thehealthchannel.com business going forward.

NET LOSS
We had a net loss of $2,294,673 or $(0.09) per share, for the nine months ended September 30, 2000.

LIQUIDITY AND CAPITAL RESOURCES

Since our inception, we have primarily funded its capital requirements through private equity infusions. Commencing in September of 1999 and closing on August 18, 2000, we conducted a private offering to accredited investors only of units, each unit consisting of one share of our Common Stock and one Warrant exercisable for a term of two years. All shares purchased in this offering, as well as all shares underlying warrants purchased in this offering, have piggyback registration rights and are entitled to be included in this prospectus. As adjusted for our recent one for three reverse split, we originally priced this offering at $2.25 per unit with a $2.25 exercise price on the Warrants. However, the price of our publicly traded stock dropped precipitously since the beginning of this private offering and we subsequently offered the units at lower prices.

Company management has raised $1,533,173 under this private offering. No NASD-registered broker-dealers were involved in this offering. This private offering is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act.

We have recently obtained a $30 million equity line from Swartz Private Equity LLC, subject to registration with the SEC and governed by a percentage of our trading volume. This equity line is governed by our investment agreement with Swartz that provides that we may place puts to Swartz over a three year period. See "Terms of the Offering" for a complete discussion of the equity line and the investment agreement.

We recently received a loan in the amount of $250,000 from Laguna Pacific Partners L.P., a Delaware limited partnership. This loan is made pursuant to a secured note which bears interest at the rate of 6% and is payable on the earlier of February 3, 2000 or the effective date of this prospectus. The loan is secured by all of our assets. In consideration for making this loan to us, Laguna Pacific Partners received a warrant for common stock equal to the quotient of $250,000 divided by the closing bid of our stock immediately preceding the effective date of this prospectus. The term of this warrant is five years and the exercise price is $1 in the aggregate.

On August 18, 2000, we received a loan in the amount of $250,000 from Les Dube and Irene Dube. This loan is made pursuant to a note which bears interest at the rate of 6% and is payable on the earlier of February 18, 2000 or the effective date of this prospectus. This loan was issued in consideration for 526,556 shares of common stock. These shares are being registered in this prospectus and upon repayment of this loan, these shares are to be retained by Les Dube. On the effective date of this prospectus, these shares may be sold by Les Dube. In consideration for making this loan to us, Les Dube received a warrant for common stock equal to the quotient of $250,000 divided by the closing bid of our stock immediately preceding the effective date of this prospectus.


As of September 30, 2000, we had outstanding current liabilities of $923,473 consisting mainly of accounts payable $85,000, accrued professional fees of approximately $260,000, and accrued officers salaries $216,000. All officers of the company have agreed to defer their compensation or receive their compensation in the form of equity until such time as the Company has the financial ability to pay them. Since September 30, 2000 $88,471 has been paid in cash, with a further $706,162 to be reduced through the issuance of stock. We have secured 6-month terms to pay the remaining $128,840.

In order to continue funding our operations and to meet obligations as they come due, we hope to draw from the equity line to be provided by Swartz Private Equity LLC, as allowed for in the section titled "Terms of the Offering" detailed above". However there is no guarantee that we will be able to draw on the equity line. In the event that we are able to draw on the equity line, it is possible that the proceeds will not be adequate to meet our capital requirements.

In the event we are unable to use the Swartz equity line or if the Swartz equity line is inadequate to meet our capital requirements, we would need to find additional funding. There is no guarantee that any such additional funding will be available if we need it.


We do not believe that inflation has had a significant impact on our operations since our inception.

FUTURE PLAN OF OPERATION

The company's overall plan of operations for the next 12 months include significant website development in four primary areas:

      a) Further develop, promote and increase product offerings in its industry leading "Anywhere, Anytime-TM-" mobile and wireless strategy. Thehealthchannel.com was a first time mover in the health sector with this technology application.
      b) Broaden overall content offerings in the areas of general health content and delivery of health goods and services.
      c) Deliver a number of "deep vertical" products in specific health topics.
      d) Implement the business to business revenue generating products covering a number of health areas including some unique products not currently in the marketplace.

The company's overall plan of operation also includes completion of strategic acquisitions for the purposes of revenue/profit enhancement, content development, and increased traffic to the website.

(i) With strict cost controls, the company can satisfy its cash requirements for a period of approximately 3-4 months. Without the anticipated revenues generated from its business strategies and acquisition goals, the company will then need to draw down on the available equity line, as detailed above, or raise additional funds.

(ii) The company is currently conducting product research and development in the areas of general health content, broadening and strengthening its health information delivery, as well as conducting research and development in the areas of premier health product offerings (deep verticals) and mobile and wireless communication. In addition the company will continue to develop its business-to-business goods and services products.
(iii) The company recently purchased (through the inclusion of its new operations center lease) the necessary infrastructure to grow the company and reduce its operational costs by bringing a majority of its software development in house.
(iv) The company expects to add approximately 5-10 new employees in the next fiscal year.


AVAILABLE INFORMATION

      We are presently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 along with all amendments and exhibits to it under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement on file with the Commission pursuant to the Act and the rules and regulations of the Commission thereunder.

      The Registration Statement, including the exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, you should refer to the filed document for the complete details. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. thehealthchannel.com's securities are currently quoted on the over-the-counter bulletin board system under the symbol "THCH."

FORWARD LOOKING STATEMENTS

      This registration statement contains forward-looking statements. The company's expectation of results and other forward-looking statements contained in this registration statement, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; and competitive factors, such as pricing and marketing efforts. These and other factors may cause expectations to differ.

                      ORGANIZATION OF THEHEALTHCHANNEL.COM


HISTORY

      Innovative Tracking Solutions Corporation, also known as "IVTX" was incorporated under the laws of the state of Delaware on September 4, 1996.

      In March 1998, a market maker filed a 15c2-11 statement with the National Association of Securities Dealers, Inc. and IVTX's stock was cleared to trade on the Over-the-Counter Bulletin Board under the symbol "IVTX" on April 21, 1998.

      In early 1999, IVTX management determined that the "public" status of IVTX was detrimental to IVTX' operations due to the time and expense burdens of being a public company.

      On April 14, 1999, IVTX transferred all of its assets and liabilities based on majority stockholder approval to a newly formed private company, Innovative Tracking Solutions, Inc., a Nevada corporation.

      In June 1999, IVTX met the management of BioLogix, Inc. BioLogix was a diversified public company which owned a number of assets, including a consumer-based health care Web site located at http://www.thehealthchannel.com. IVTX and BioLogix each reorganized as follows:

      (1) In July, 1999 IVTX completed a 28.2 for 1 forward stock split. The officers of IVTX were paid $250,000 cash in exchange for their shares for the purpose of financing the operation of the IVTX assets which had been transferred to a private corporation in April, 1999.

      (2) The other 36 IVTX shareholders were provided with the alternative of either retaining two of their post-split IVTX shares and contributing the balance to an exchange pool (as discussed more fully below) or exchanging their shares for shares in Innovative Tracking Solutions, Inc., a Nevada corporation, the privately held corporation into which the IVTX operating assets had been transferred. Thirty-five of these 36 IVTX shareholders elected to retain two shares and contribute the balance to the exchange pool.

      (3) In July, 1999 the internet website and associated technology located at www.thehealthchanel.com were transferred by BioLogix, Inc. to IVTX. The name of IVTX was changed to thehealthchannel.com

      (4) The BioLogix shareholders were provided with the alternative of retaining their BioLogix shares or retiring their BioLogix shares, on a one for one basis, in exchange for IVTX shares contained in the exchange pool (which as noted above had changed its name to The Health Channel.com). There were approximately 800 BioLogix shareholders and approximately 650 of these shareholders elected to exchange their BioLogix shares for THCL shares.

      The SEC has expressed certain concerns regarding whether the above reorganization was conducted in accordance with applicable state and federal securities laws. The SEC has alleged that the exchange of BioLogix shares for shares of thehealthchannel.com may have constituted an unregistered public offering. While we have provided correspondence to the SEC denying these allegations, the SEC has indicated that it continues to disagree with our position. If we have engaged in an unregistered public offering, this would constitute a violation of the Securities Act and would make us liable to legal action by both the SEC and our shareholders.

      In the event the SEC or any shareholder were to take successfully prosecute an action based on these allegations, it would have a severe and adverse effect on the Company. The Company may be required to pay monetary damages and penalties and may be subject to a court-imposed injunction, or may be forced to enter into a consent decree with the SEC. In the event, any of these events were to occur it would likely immediately and severely impact the Company, possibly impairing our ability to continue as a going concern.

      In addition, we may be subject to contingent liabilities arising form the our private placement of securities which commenced in September 1999 and continued to August 2000. During this private placement, shares were sold based on our stock's most recent closing cost on the OTC Bulletin Board or on the pink sheets after we were no longer quoted on the OTC Bulletin Board. Therefore, the price of the securities sold in this private placement fluctuated widely, following fluctuations in our closing prices. It is possible that an investor or investors who participated in the private placement may claim that we did not fully disclose that the price to be paid under the private offering fluctuated with the market price for our stock. In the event such investor or investors successfully prosecuted such an action against us, we may be forced to refund investor's money and pay damages.

                           BUSINESS OF THE COMPANY

THE HEALTHCARE INDUSTRY

      The healthcare industry is comprised of a myriad of physicians practicing through a variety of organizational entities and payment plans, hospitals, operated both for profit and not for profit, owned by a variety of small and large operators and ancillary service providers, such as laboratories and out-patient surgical clinics, again owned and operated by many different types and sizes of companies. The revenue and costs of this giant conglomeration of companies and professional personnel are substantially controlled by large insurance companies offering a variety of payment plans to the consumer.

      This industry generates an enormous amount of information, paperwork, data and transactions, none of which is standardized nor controlled by any single entity or organizational protocol. Different insurance companies require different forms; different providers require different intake information for patients, different hospitals require different approvals be obtained by consumers from their insurance companies.

      At first glance, it would seem that such an enormous, information intensive industry would be an obvious candidate for the launch of a successful internet company. The exact opposite has actually been the case.

THE HEALTHCARE INTERNET INDUSTRY

      While many Internet healthcare companies have deployed extensive health information libraries useful to both consumers and medical professionals, it is our belief that none of these companies have taken the promise of the Internet and profitably applied it in the healthcare field.

      In fact, a number of publicly held Internet healthcare companies, such as DrKoop, Healtheon/WebMD, and Onhealth.com have sustained large losses recently. We believe these losses have been generated primarily through the expenditure of enormous marketing budgets intended to create "brand awareness" and deliver visitors to the website among healthcare professionals and consumers.

      We believe that the large losses suffered by these healthcare Internet companies demonstrate that their business models, to date, may be failing. In July, 1999, simultaneous with the acquisition of thehealthchannel.com Web site by thehealthchannel.com, Inc., our management began to consider the financial and business consequences of the healthcare industry business plans deployed throughout the internet. We focused exclusively upon deploying a diversified business plan throughout various sectors of the healthcare industry utilizing the internet and associated technologies. This plan would focus upon immediate requirements to generate potential profits, while avoiding the massive marketing budgets currently plaguing the leading companies in the healthcare internet sector. While there is no assurance that such profits will ever eventually be generated, the plan set forth below is intended to attempt to accomplish profitability within six months of each project's full deployment and a return on our investment within one year.

THEHEALTHCHANNEL.COM SOLUTION

INTRODUCTION

      As of July, 1999 we have focused exclusively upon the development of business strategies and acquisition of existing operations which satisfy the following three part test:

      1. Is the business strategy/acquisition candidate in the healthcare industry which may be controlled by us?
      2. Does implementation of the internet materially improve the business strategy/acquisition candidate?
      3 Can the proposed plan generate projected revenues within six months and a return on our investment within twelve months of the deployment of our capital?

      We believe that the following discussion of our business plan provides the infrastructure which is now prepared to efficiently deploy a substantial capital raise into the healthcare internet sector. Our plans diversify among both healthcare industry consumers and healthcare industry professionals.

PRODUCTS MARKETED TO HEALTHCARE PROFESSIONALS

      We have focused our product development efforts in identifying internet based products and services which will increase the productivity of healthcare professionals, by either automating traditional paper-based or manual processes or by providing additional revenue sources for the healthcare professional community.

      We are currently developing two products specifically directed toward physicians:

            - Our revenue sharing program with the Institute for Medical Studies, Inc., a continuing medical education company; and

            - The Physicians Automated Attendant, a software system which will be integrated into our internet site, accessible through wireless portable devices, automating the process of drug prescription and insurance billing

            -     Physician Pro Care obesity program.

      thehealthchannel.com has entered into a revenue sharing agreement with the Institute of Medical Studies to exchange Internet links and to jointly create Internet continuing education programs. This agreement terminates on September 29, 2002. Under the terms of the agreement, thehealthchannel.com will give IMS 10% of the revenue received by thehealthchannel.com for the continuing medical education programs. In addition IMS will receive a fee for accreditation services which is 10% of any such program's budget. As consideration for entering into the agreement, IMS received warrants to purchase 400,000 shares at $.30.

      According to their management, the Institute for Medical Studies has for more than ten years provided physicians throughout the world with continuing medical education programs involving virtually every area of the medical practice, from new surgical techniques to certifications for prescribing new drugs. These programs have typically been provided in a traditional classroom setting requiring physicians to travel to the classes location. The preparation of these classes involves the development of extensive materials and the hiring of a number of prominent physicians in each field. Classes will be both "real time" allowing internet participants to interact with the presenter, as well as archived, allowing physicians to view classes previously provided. Providing such classes over the internet involves extremely new technologies and business models. There is no assurance that we will successfully provide such classes over the Internet or if we are successful in providing such classes that physicians will regularly access these classes through our Internet site, rather than continue to attend traditional classroom presentations. To date, thehealthchannel.com has not offered any such classes, nor has it received any revenues from the agreement.

      We are also developing a web based product entitled the Physicians Automated Attendant. This product is at an early stage of development. However, it is our intention that this software system would be installed on wireless devices which shall access our website providing patient prescriptions and adjudication of insurance claims. We anticipate that the initial prototypes of this product will be completed during the first quarter of the year 2001. We believe that there are a number of companies developing products which will directly compete with the Physicians Automated Attendant. Further, since this product involves newly deployed technology, there is no assurance that the technology will be successfully developed or that if it is successfully developed, that physicians will utilize such technology at a level that will be financially practicable for our business plan.

      Physician Pro Care is one of the leading professional obesity programs designed for people who are clinically obese (50 lbs overweight). The supplemental products that are offered as part of the program will be further distributed thru website. It is anticipated that can be significant revenue enhancement due to the increased exposure related to the distribution thru the internet.

      Medical professionals are embracing handheld devices to write prescriptions, access drug databases, remotely access and manage front office operations and communicate more effectively with patients, staff and other health care providers. No company is currently providing medical professionals with up to the minute news and information about the profession and/or their medical specialty.

HEALTHCARE INDUSTRY CONSUMER PRODUCTS

      The centerpiece of our consumer products strategy is our website located at www.thehealthchannel.com. We have engineered our web site completely in-house, through the efforts of our web design team and in close collaboration with new content and database integration partners. The site provides increased ease of navigation, enhanced personalization, interaction through on-line chat communities, increased ad and sponsorship banner space and healthcare management via the "Conditions & Symptoms" research tool. The site focuses on alternative care as well as traditional medicine and provides offerings for consumer and professional users. The site was built utilizing the latest hardware and back end systems that have been tested and configured for optimal performance, reliability, stability and efficiency. We have entered into an agreement with NewsEdge, to provide eHealth content consisting of approximately 90 articles daily which are added to thehealthchannel.com's growing content database. Our agreement requires that we pay NewsEdge one installment of $15,000. We have entered into an agreement with Integrative Medicine, to provide various eHealth content databases and weekly medical-alert newsletters. Our agreement requires that we pay Integrative Medicine an annual fee of $80,000 in monthly installments of $6,667 each. To date, we have made three installment payments totaling $20,001.

      We have entered into an agreement with EarthLink.com, a general internet portal, to provide ready access to our site for EarthLink subscribers clicking the healthcare heading on the EarthLink portal. Our agreement with EarthLink provides for a one year commitment and requires that we pay EarthLink.com $36,000 in four installments of $9,000 each. To date, we have made three installment payments to EarthLink.com totaling $27,000. Lastly, thehealthchannel.com has an arrangement with the National Institute of Health to incorporate, publish and "private label" content and content links from the National Library of Medicine's MEDLINEplus web site. Our agreement with the National Institute of Health requires no payment of money.

      We also develop health-related content and programming for our world wide web targeted at consumer access vis-a-vis the Internet, web-TV and/or other means of network access.

      We intend to enter into strategic alliances and business relationships. These come in many different forms. For example, medical education, alternative medicine, pharmacy, library, and journals may enter into relationships with us to provide information to our web site. We currently have such relationships with NewsEdge and Integrative Medicine as discussed above.

      We also expect to have numerous relationships with third party e-commerce companies offering their products and services to thehealthchannel.com users. This will either be through direct advertising of the third party e-commerce site on thehealthchannel.com site or through a commission agreement whereby we would receive a commission for any product purchased from the third party e-commerce site by thehealthchannel.com user. In this regard, we have entered into eight affiliate agreements with other health oriented web sites such as vitamins.com and mothernature.com. These agreements provide us with revenues (ranging from 10% to 20% of the sale) in the event users are introduced to our affiliate sites through our website and products or services are ordered. We have only recently commenced these affiliate relationships and have received only a nominal amount of revenue as of the date of this prospectus. As a result of the recent commencement of these relationships, it would be speculative to forecast any future sales or sales growth.

      On September 9, 1999, we entered into an agreement with 24/7 Media, Inc. 24/7 operates a network of Internet Web sites (the "24/7 Network") for which it solicits advertisers, advertising agencies, buying services or others ("Advertisers") regarding the placement of advertising banners and similar devices and sponsorships

("Advertising") for display on pages, screens, and other segments or spaces on Internet Web sites. We granted 24/7 the worldwide exclusive right to sell all Advertising on the Company's web site for a term of one year. For all advertising revenues generated by 24/7, we will pay 24/7 a percentage based upon the number of impressions on our web site according to the following chart:

      Number of Impressions                        Percentage Retained by 24/7
      Delivered in Preceding Month                 for Current Month
      ----------------------------                 -----------------
      0 to 2,000,000                               50%
      2,000,000 to 2,999,999                       45%
      3,000,000 to 4,999,999                       40%
      5,000,000 to 14,999,999                      35%
      15,000,000+                                  30%

      To date, we have generated only minimal revenue from this agreement with 24/7. We have begun accruing advertising revenue from the 24/7 agreement since July, 2000. We have received additional revenue from website development projects.

      We have implemented an "anywhere, anytime" strategy whereby we intend to attract a segment of the market that may not be reachable through traditional browser limited web sites. Our website is already available to Palm and Pocket PC device users through http://www.avantgo.com and to wireless Palm devices through http://www.palm.net as well as http://www.omnisky.com We intend to extend its reach in this market by launching WAP (wireless application protocol) or web-enabled phone applications in the coming weeks. We are the only healthcare web site to receive a four star rating on the palm.net web site. A four star rating is only awarded to web sites that are considered to be "good" in meeting 3Com's criteria (see http://beta.palm.net/apps/users/main/1,10190,00.html/?ACTION=Rating) (see http://beta.palm.net/apps/users/download/1,1051,1477,00.html).

      The emergence of the Internet as a significant communications medium is driving the development and adoption of Web content and commerce applications that offer both convenience and value to consumers, as well as unique marketing opportunities and reduced operating costs to business. A growing number of consumer and trade customers have begun to conduct business on the Internet including paying bills, booking airline tickets, trading securities and purchasing consumer goods such as personal computers, consumer electronics, compact disks, books, groceries and vehicles. Moreover, online transactions can be faster, less expensive and more convenient than transactions conducted through a human intermediary.

COMPETITION

      The online commerce industry, particularly on the Internet, is new, rapidly evolving and intensely competitive, which we expect to intensify in the future. Barriers to entry are minimal, allowing current and new competitors to launch new Web sites at a relatively low cost. We currently or potentially compete with other companies which have health care websites. These competitors include InteliHealth, OnHealth, Web MD, Koop.com, and YourHealth.com.

      We believe that the principal competitive factors in this market are brand name recognition, wide selection, personalized service, ease of use, 24-hour accessibility, customer service, convenience, reliability, quality of search engine tools, and quality of editorial and other site content. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we do. In addition, other websites may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other online services increases. Certain of our competitors may be able to devote greater resources to marketing and promotional campaigns, and devote substantially more resources to Web site and systems development than we do.

      Increased competition may result in reduced operating margins, loss of market share and a diminished franchise value. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures that we face may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, we may, from time to time, make certain service or marketing decisions or acquisitions that could have a material adverse effect on its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us. In addition, companies that control access to transactions through network access or Web browsers could promote our competitors or charge us a substantial fee for inclusion.

      We face well-financed competition from other companies competing in the health sector on the Internet, such as Healtheon, WebMD, and Drkoop. Recently, Healtheon and WebMD merged. There is no guarantee that we will be able to compete against these companies or any other companies that might enter the Internet health sector.

INTELLECTUAL PROPERTY

      We currently have an application pending with the United States Patent and Trademark Office for registration of the name "thehealthchannel.com" as a trademark. We have also registered the website domain name of www.thehealthchannel.com.

      We do not rely on proprietary technology in providing its healthcare information over the Internet. We have developed some proprietary technology related to our wireless applications and strategy. While we use technology which has been customized for its own purposes, we have deliberately avoided becoming overly dependent on any one technology. By avoiding reliance on any one technology, we will be able to take advantage of technological advances to provide improved accessibility to its content.

      We have no collective labor agreements.

EMPLOYEES

      As of the date hereof, we have five full-time employees and five part-time employees We hire independent contractors on an "as needed" basis only. We have no collective bargaining agreements with its employees. We believe that our employee relationships are satisfactory. Long term, we will attempt to hire additional employees as needed based on its growth rate.

PROPERTIES AND FACILITIES

      Our main administrative offices are located at 260 Newport Center Drive, Suite 250, Newport Beach, California 92660, consisting of 1,284 square feet, with a monthly lease payment of $3,852 per month, pursuant to a sublease agreement.

LITIGATION

      To the best knowledge of management, there is currently no material litigation pending or threatened against the Company.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


         Our directors and officers are as follows:


         Name                           Age                    Office
         -----------------------------------------------------------------
         Donald J. Shea                 67              Chief Executive Officer, President, and
                                                        Chairman of the Board of Directors

         Thomas Lonergan                50              Chief Operating Officer, Vice
                                                        President, Secretary, Chief
                                                        Financial Officer, and Director

         Balazs Imre Bodai,
         M.S., M.D.                     45              Director

         Jeffrey H. Berg,
         MBA, Ph.D.                     57              Director

         Joseph Song, M.D.,
         F.A.C.C.                       40              Director



DONALD J. SHEA, PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN. From 1995 through 1997, Mr. Shea was Marketing Consultant to Marketing Insights, Inc., a new product development Company in Princeton, New Jersey. Prior to that he was President of Avonwood Capital Corporation, Philadelphia, Pennsylvania, a Venture Capital/Management Consulting firm; and President of Brilliant Enterprises, Inc., Philadelphia, Pennsylvania, a dental products manufacturer. Mr. Shea was also the former President and CEO of Clairol, Inc., a Division of Bristol-Myers Squibb, former Vice-President of Bristol-Myers Squibb.

THOMAS F. LONERGAN, MA, CHIEF OPERATING OFFICER, VICE PRESIDENT, SECRETARY, CHIEF FINANCIAL OFFICER, AND DIRECTOR. Mr. Lonergan was the co-founder and Vice Chairman of The IQ NOW Corporation, a deliverer of healthcare information on the Internet from 1992 through 1999. Previously, he was a Regional Director of Cardiology for Tenet Medical Group, former Director of Clinical Services at Downey Community Hospital, and has been a hospital administrator for 20 years. For 11 years he has been an instructor and director of medical technology at Coast College. Mr. Lonergan is co-founder of the American College of Cardiovascular Administrators. He has an Associate of Arts (Pre-Medicine) from Cerritos Junior College (1971), a Bachelor of Science (Pre-Medicine) from the University of California, Irvine (1973), and an Executive Masters Degree of Business Administration from Pepperdine University (1990).

BALAZS IMRE BODAI, M.D., DIRECTOR. From 1985 and continuing through the present, Dr. Bodai is the Chief of Surgery at Kaiser Permanente Medical Center, Sacramento, California. He is also President of B and B Medical Research Technology, Inc., Sacramento, California; an Associate Clinical Professor of Surgery at the University of California at Davis; a Consultant to COAT, Johnson & Johnson, Newark, New Jersey; and a Senior Consultant to Sontek Medical, Inc., Higham, Massachusetts. "Ernie" holds a Bachelor of Science and Master of Science Degrees from the School of Medicine at the University of California at Los Angeles, and a Doctor of Medicine Degree from the University of California at Davis. He is author and co-author of over 120 scientific and clinical publications in various of the leading medical journals, author of a surgery text book.

JEFFREY H. BERG, PH.D., DIRECTOR. Dr. Berg holds an MBA and Ph.D. in Chemistry from New York University. From September 1995 through the present, he is a senior research analyst for M.H. Meyerson & Co., Inc. From 1991 through the present, he is the President of Health Care Insights. Mr. Berg was a Vice President of the Chicago Corporation from 1991 to 1992. Mr. Berg was a securities analyst for William K. Woodruff & Co. from 1990 to 1991 and Vice-President of Research for J.C. Bradford & Co. from 1987 to 1990. From 1981 to 1987 he was Vice-President of the Health Care Division of PA Consulting Services, Inc. of London, England, specializing in international technology and new product surveillance, venture capital investment, acquisition studies, and state-of-the-art for diverse areas of health care. During the 1970s, Mr. Berg developed products and conducted research for General Foods, the Patient Care Division of Johnson & Johnson Products, Inc., the Consumer Products Division of Ortho Pharmaceutical Corporation; and staffed and supervised scientists and engineers at the R&D laboratories for development of varied medical and health care products within the Johnson & Johnson family of companies. Dr. Berg holds several patents in the area of biosensor and disposable electrode technology. He has published a number of articles on topics such as biosensors, cancer therapy, biopharmaceuticals, drug infusion devices and industrial biotechnology. Dr. Berg serves as a liaison with the investment banking and scientific communities.


JOSEPH SONG, M.D., F.A.C.C., DIRECTOR. From 1994 through the present, Dr. Song has his own practice in Interventional Cardiology. From 1991 through 1994, he was an Interventional Cardiologist with Internal Medicine Specialists Medical Group, Inc. He is a Lecturer and Moderator at Downey Foundation Hospitals. Dr. Song is Clinical Assistant Professor of Medicine/Cardiology at the College of Osteopathic Medicine of the Pacific in California and a member of the Teaching Staff of the Family Practice Internship/Residency Program at Rio Hondo/Downey Community Hospital, California. He is certified by the American Board of Internal Medicine and the American Board of Cardiovascular Diseases. Dr. Song received an A.B. in Physics from Washington University in St. Louis Missouri in 1982 and his M.D. from University of Missouri-Columbia School of Medicine in 1986.

                             EXECUTIVE COMPENSATION


EXECUTIVE COMPENSATION

      The following table and attached notes sets forth the compensation of our executive officers and directors during the last fiscal year.


                                                                               Long Term Compensation
                                                                               ----------------------
                                      Annual Compensation                      Awards                    Payouts
                                      -------------------                      ---------------------------------------

Name and Principal                                    Other        Restricted   Securities    LTIP       All other
Position                  Year   Salary      Bonus    annual       Stock Awards Underlying    Payouts    Compensation
                                                      Compensation              Options/SARs
---------------------------------------------------------------------------------------------------------------------
Donald J. Shea, Chief     1999     -0-           -0-       None      32,000     -0-           None       None
Executive Officer(1)      2000     $144,000      -0-        -0-      486,957    -0-           None       None
---------------------------------------------------------------------------------------------------------------------
Thomas P. Lonergan,
Chief Operating           1999     -0-           -0-     None        52,000     -0-           None       None
Officer, Vice             2000     $144,000      -0-     None        486,957    -0-           None       None
President, Chief
Financial Officer,
Secretary
---------------------------------------------------------------------------------------------------------------------
All officers as a group   1999      -0-        -0-       None        84,000     -0-           None       None
(2 persons)               2000    $288,000     -0-       None        973,914    -0-           None       None
---------------------------------------------------------------------------------------------------------------------

NOTES TO EXECUTIVE COMPENSATION

The remuneration described in the table does not include our cost for benefits furnished to the named executive officers, including premiums for health insurance, reimbursement of expenses, and other benefits provided to such individual that are extended in connection with the ordinary conduct of the Company's business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive other compensation in excess of the lesser of $25,000 or 10% of such officer's cash compensation.

      During the 1999 fiscal year, beginning July 28, 1999 (inception) through December 31, 1999, no Officer or Director received any cash consideration for salary, nor any aggregate remuneration for health insurance and expenses, in excess of $40,000.

      During the 1999 fiscal year, beginning July 28, 1999 through December 31, 1999, even though their employment agreements provide for salary on an annual basis, all officers agreed to forego their cash compensation until we were better financed. Two officers received shares of common stock in lieu of salary.

EMPLOYMENT AGREEMENTS

      We have an employment agreement with Donald J. Shea, its President, dated September 1, 1999. This agreement has a term of three years and provides for salary of $144,000 per year, four weeks of vacation per year, and eligibility to participation in all Company benefit programs. There is no severance provision.

      We have an employment agreement with Thomas P. Lonergan, its Vice President, Chief Operations Officer, Secretary, and Chief Financial Officer, dated September 1, 1999. This agreement has a term of three years and provides for salary of $144,000 per year, four weeks of vacation per year, and eligibility to participation in all Company benefit programs. There is no severance provision.

                              CERTAIN TRANSACTIONS


      We have a Consulting Agreement with Jeffrey Berg, a director of the Company, whereby, for a one time payment of 2,444 shares of common stock of the Company, Mr. Berg assists us in locating, negotiating, and managing its financing.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

      We have received a loan from Laguna Pacific Partners, L.P., a Delaware Limited Partnership for $250,000. In connection with this loan, we issued a warrant to Laguna Pacific Partners. One of the beneficial owners of Laguna Pacific Partners is also of counsel to Horwitz & Beam, Inc., which is legal counsel to the Company.

      On January 5, 2000, we entered into a Consulting Agreement with Lawrence
W. Horwitz pursuant to which Mr. Horwitz agreed to provide business development and advisory services to us. For services rendered under the Consulting Agreement, we issued Mr. Horwitz 666,667 shares of common stock of the Company. These Shares were registered on Form S-8. Mr. Horwitz is of counsel to Horwitz & Beam, Inc., which is legal counsel to the Company.


              SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS


      The following table sets forth certain information regarding beneficial ownership of our Common Stock as of December 1, 2000 by:

         --       each stockholder known by us to be the beneficial owner of more than five percent of the outstanding Common Stock,
         --       each of our directors, and
         --       all directors and officers as a group.

                                              Shares of                             Percent of
Name and Address                            Common Stock(1)                          Class(2)
----------------                            ---------------                          --------
Donald J. Shea(2)                              211,828                               *
Thomas P. Lonergan(2)                          742,003                               2.7%
Balazs Imre Bodai, M.S., M.D.(2)               171,522                               *
Jeffrey H. Berg, MBA, Ph.D.(2)                 155,133                               *
Joseph Song, M.D.(2)                           845,208                               3.1%
All Officers and Directors
as a Group (5 persons)                       2,125,694                               8.0%

---------------
*        Less than one percent

(1) Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person. Shares of Common Stock approved for issuance but not yet issued is deemed outstanding.
(2) c/o our address: 260 Newport Center Drive, Suite 250, Newport Beach, California 92660.

                              SELLING SHAREHOLDERS


      The following table sets forth the number of shares of Common Stock which may be offered for sale from time to time by the Selling Shareholders.

---------------------------------------------------------------------------------------------------------------------------
                            NAME OF SELLING STOCKHOLDER                      SHARES OF     SHARES OF COMMON    PERCENTAGE
                                                                               COMMON      STOCKS UNDERLYING    OWNED IF
                                                                                             THE WARRANTS     MORE THAN 1%
---------------------------------------------------------------------------------------------------------------------------
    1     Swartz Private Equity, LLC                                           31,250,000           4,275,000    56.27
---------------------------------------------------------------------------------------------------------------------------
    2     Laguna Pacific Partners, L.P.                                                 0             833,333      *
---------------------------------------------------------------------------------------------------------------------------
    3     Les Dube and Irene Dube                                                 526,556                   0      *
---------------------------------------------------------------------------------------------------------------------------
    4     Institute for Medical Studies, Inc. defined Benefit Pension                   0             400,000      *
          Plan
---------------------------------------------------------------------------------------------------------------------------
    5     Institute for Medical Studies, Inc. defined Benefit Pension              44,444             444,444      *
          Plan
---------------------------------------------------------------------------------------------------------------------------
    6     R+R Enterprises, a Corporation Attn: John Peter McBride                  15,555              15,555      *
---------------------------------------------------------------------------------------------------------------------------
    7     Daniel Stryker                                                           18,018              18,018      *
---------------------------------------------------------------------------------------------------------------------------
    8     Eric Garcia                                                               2,000               2,000      *
---------------------------------------------------------------------------------------------------------------------------
    9     Sandrine Cassidy                                                          2,000               2,000      *
---------------------------------------------------------------------------------------------------------------------------
   10     J.L. Sommier                                                                333                 333      *
---------------------------------------------------------------------------------------------------------------------------
   11     Dorothy Ernst                                                               333                 333      *
---------------------------------------------------------------------------------------------------------------------------
   12     Jeffrey J. Heilman, an individual                                         4,273               4,273      *
---------------------------------------------------------------------------------------------------------------------------
   13     William L. Heilman, TTEE or Marilyn B. Heilman, TTEE FBO The              8,547               8,547      *
          Heilman Living Trust
---------------------------------------------------------------------------------------------------------------------------
   14     Charles J. Najarian & Adlene L. Ichien Joint Account                     23,148              23,148      *
---------------------------------------------------------------------------------------------------------------------------
   15     David Stanley, an individual                                              2,273               2,273      *
---------------------------------------------------------------------------------------------------------------------------
   16     Christopher Armstrong, an individual                                      7,576               7,576      *
---------------------------------------------------------------------------------------------------------------------------
   17     Douglas J. Winters, an individual                                         7,576               7,576      *
---------------------------------------------------------------------------------------------------------------------------
   18     Leslie Dube, an individual                                               42,735              42,735      *
---------------------------------------------------------------------------------------------------------------------------
   19     James C. Bridgeman, an individual                                         8,547               8,547      *
---------------------------------------------------------------------------------------------------------------------------
   20     Troy M. Pelfey, an individual                                             3,788               3,788      *
---------------------------------------------------------------------------------------------------------------------------
   21     Jeffrey Scott Greene, an individual                                       7,576               7,576      *
---------------------------------------------------------------------------------------------------------------------------
   22     Fred Brader, an individual                                               25,641              25,641      *
---------------------------------------------------------------------------------------------------------------------------
   23     Wayne A. Frost, an individual                                             8,547               8,547      *
---------------------------------------------------------------------------------------------------------------------------
   24     Dan W. Stephens, an individual                                           46,296              46,296      *
---------------------------------------------------------------------------------------------------------------------------
   25     Bruce and Chieko Planck TTEES FBO The Planck Family Trust                 1,616               1,616      *
---------------------------------------------------------------------------------------------------------------------------
   26     Lucy Wells, an individual                                                25,252              25,252      *
---------------------------------------------------------------------------------------------------------------------------
   27     Jim Achen Jr., an individual                                              4,629               4,629      *
---------------------------------------------------------------------------------------------------------------------------
   28     Joe Engelbrecht, an individual                                           27,778              27,778      *
---------------------------------------------------------------------------------------------------------------------------
   29     Daniel B. Guinn, an individual                                           18,518              18,518      *
---------------------------------------------------------------------------------------------------------------------------


                                       29

---------------------------------------------------------------------------------------------------------------------------
                            NAME OF SELLING STOCKHOLDER                      SHARES OF     SHARES OF COMMON    PERCENTAGE
                                                                               COMMON      STOCKS UNDERLYING    OWNED IF
                                                                                             THE WARRANTS     MORE THAN 1%
---------------------------------------------------------------------------------------------------------------------------
   30     Les Couchman, an individual                                               3,788               3,788      *
---------------------------------------------------------------------------------------------------------------------------
   31     A.G. Edwards & Sons Custodian for Paula S. Blum                          11,111              11,111      *
---------------------------------------------------------------------------------------------------------------------------
   32     Patty Brader, an individual                                               4,274               4,274      *
---------------------------------------------------------------------------------------------------------------------------
   33     Lesley & Steven Olswang                                                  14,881              14,881      *
---------------------------------------------------------------------------------------------------------------------------
   34     Mark Adrian                                                              14,881              44,642      *
---------------------------------------------------------------------------------------------------------------------------
   35     Stephen & Laura Knight                                                    1,190               1,190      *
---------------------------------------------------------------------------------------------------------------------------
   36     Wayne Samarzich, an individual                                           33,333              33,333      *
---------------------------------------------------------------------------------------------------------------------------
   37     Greg Boston, an individual                                                  758                 758      *
---------------------------------------------------------------------------------------------------------------------------
   38     Craig Hoad, an individual                                                   530                 530      *
---------------------------------------------------------------------------------------------------------------------------
   39     Charles J. Najarian & Adlene L. Ichien                                   41,019              41,019      *
---------------------------------------------------------------------------------------------------------------------------
   40     Ronald and/or Jeanette Bear                                               1,190               1,190      *
---------------------------------------------------------------------------------------------------------------------------
   41     Jesse DeCastro, an individual                                            12,821              12,821      *
---------------------------------------------------------------------------------------------------------------------------
   42     James William McInroy                                                    12,578              12,578      *
---------------------------------------------------------------------------------------------------------------------------
   43     Jayne Clark, an individual                                               12,346              12,346      *
---------------------------------------------------------------------------------------------------------------------------
   44     Leslie and Irene Dube, Individual                                        83,333              83,333      *
---------------------------------------------------------------------------------------------------------------------------
   45     Robert D. Sarno, an individual                                           15,873              15,873      *
---------------------------------------------------------------------------------------------------------------------------
   46     David Poncoe                                                             18,116              18,116      *
---------------------------------------------------------------------------------------------------------------------------
   47     Marcela D. Uson                                                           3,401               3,401      *
---------------------------------------------------------------------------------------------------------------------------
   48     The Kellin Revocable Living Trust                                        66,667              66,667      *
---------------------------------------------------------------------------------------------------------------------------
   49     James E. Scrimger, an individual                                          3,876               3,876      *
---------------------------------------------------------------------------------------------------------------------------
   50     The Dowell Revocable Inter Vivos Trust                                   27,778              27,778      *
---------------------------------------------------------------------------------------------------------------------------
   51     Daniel B. Guinn, an individual                                           17,544              17,544      *
---------------------------------------------------------------------------------------------------------------------------
   52     Michael Osburn, an individual                                             7,333               7,333      *
---------------------------------------------------------------------------------------------------------------------------
   53     Wayne Samarzich, an individual                                           16,667              16,667      *
---------------------------------------------------------------------------------------------------------------------------
   54     Wayne & Cheryl Samarzich                                                 11,000              11,000      *
---------------------------------------------------------------------------------------------------------------------------
   55     LifeSpan International                                                   66,667              66,667      *
---------------------------------------------------------------------------------------------------------------------------
   56     LifeSpan International                                                   28,736              28,736      *
---------------------------------------------------------------------------------------------------------------------------
   57     Clell Gladson, an individual                                             15,152              15,152      *
---------------------------------------------------------------------------------------------------------------------------
   58     Allen Thayer                                                              5,555               5,555      *
---------------------------------------------------------------------------------------------------------------------------
   59     Roger Thayer, an individual                                               3,704               3,704      *
---------------------------------------------------------------------------------------------------------------------------
   60     Margarita S. Pham, an individual                                         18,519              18,519      *
---------------------------------------------------------------------------------------------------------------------------
   61     Kimberly S. Thayler, an individual                                       27,778              27,778      *
---------------------------------------------------------------------------------------------------------------------------
   62     David Sun, an individual                                                  3,704               3,704      *
---------------------------------------------------------------------------------------------------------------------------
   63     David and Edna Thayer                                                   120,370             120,370      *
---------------------------------------------------------------------------------------------------------------------------
   64     W. Craig & Gretchen A. Hoad                                              19,627              19,627      *
---------------------------------------------------------------------------------------------------------------------------


                                       30

---------------------------------------------------------------------------------------------------------------------------
                            NAME OF SELLING STOCKHOLDER                      SHARES OF     SHARES OF COMMON    PERCENTAGE
                                                                               COMMON      STOCKS UNDERLYING    OWNED IF
                                                                                             THE WARRANTS     MORE THAN 1%
---------------------------------------------------------------------------------------------------------------------------
   65     Christopher T. Lane and Sonia R. Lane                                    10,417              10,417      *
---------------------------------------------------------------------------------------------------------------------------
   66     Ashok Chopra, M.D.                                                       31,250              31,250      *
---------------------------------------------------------------------------------------------------------------------------
   67     David Keschner, M.D.                                                     14,583              14,583      *
---------------------------------------------------------------------------------------------------------------------------
   68     Rich Scrimger                                                             3,876               3,876      *
---------------------------------------------------------------------------------------------------------------------------
   69     Mr. D.W. Barrick - Barrick Properties, LLC                               13,889              13,889      *
---------------------------------------------------------------------------------------------------------------------------
   70     Michael Y. Meganck, an individual                                        47,619              47,619      *
---------------------------------------------------------------------------------------------------------------------------
   71     Elaine D. Thayer, an individual                                             333                 333      *
---------------------------------------------------------------------------------------------------------------------------
   72     Phillip N. Miller, IV, an individual                                      1,071               1,071      *
---------------------------------------------------------------------------------------------------------------------------
   73     Luis and Angela Saavedra                                                 28,571              28,571      *
---------------------------------------------------------------------------------------------------------------------------
   74     Joseph Ynfante, an individual                                            15,152              15,152      *
---------------------------------------------------------------------------------------------------------------------------
   75     Robert Herthel, an individual                                            12,821              12,821      *
---------------------------------------------------------------------------------------------------------------------------
   76     Ross Thayer, an individual                                               11,905              11,905      *
---------------------------------------------------------------------------------------------------------------------------
   77     Charles Najarian                                                         16,667              16,667      *
---------------------------------------------------------------------------------------------------------------------------
   78     Kimberly S. Thayler, an individual                                        9,091               9,091      *
---------------------------------------------------------------------------------------------------------------------------
   79     Less and Irene Dube, JTWROS                                              66,667              66,667      *
---------------------------------------------------------------------------------------------------------------------------
   80     Shaker Radman, Jr., an individual                                        12,821              12,821      *
---------------------------------------------------------------------------------------------------------------------------
   81     Richard M. Fematt, an individual                                         12,821              12,821      *
---------------------------------------------------------------------------------------------------------------------------
   82     Salah Yacomb, an individual                                              12,821              12,821      *
---------------------------------------------------------------------------------------------------------------------------
   83     Ali Awad, an individual                                                   6,410               6,410      *
---------------------------------------------------------------------------------------------------------------------------
   84     Terrie Mitchell, an individual                                           15,185              15,185      *
---------------------------------------------------------------------------------------------------------------------------
   85     Wail S. Radwan, an individual                                             7,692               7,692      *
---------------------------------------------------------------------------------------------------------------------------
   86     Vang Lai, an individual                                                  14,103              14,103      *
---------------------------------------------------------------------------------------------------------------------------
   87     Terri Mitchell, an individual                                             8,333               8,333      *
---------------------------------------------------------------------------------------------------------------------------
   88     Eric G. Lee, an individual                                                6,061               6,061      *
---------------------------------------------------------------------------------------------------------------------------
   89     Regina Marie Hovey & Leland Dele Ronningen, individual                   18,182              18,182      *
---------------------------------------------------------------------------------------------------------------------------
   90     Charlotte Anderson, an individual                                         3,333               3,333      *
---------------------------------------------------------------------------------------------------------------------------
   91     Clell Gladson, an individual                                             10,000              10,000      *
---------------------------------------------------------------------------------------------------------------------------
   92     Randall and Pamela Bertz                                                 33,333              33,333      *
---------------------------------------------------------------------------------------------------------------------------
   93     Leslie and Irene Dube, JTWROS                                                 0               7,143      *
---------------------------------------------------------------------------------------------------------------------------
   94     Greg Martinez                                                             4,167               4,167      *
---------------------------------------------------------------------------------------------------------------------------
   95     Jeff Delmonte                                                             4,167               4,167      *
---------------------------------------------------------------------------------------------------------------------------
   96     Richard Peters & Madeline I. Peters                                       7,843               7,843      *
---------------------------------------------------------------------------------------------------------------------------
   97     Ivan Barrett & Marsha Barrett                                             3,922               3,922      *
---------------------------------------------------------------------------------------------------------------------------
   98     Bob Ludovise                                                             33,333              33,333      *
---------------------------------------------------------------------------------------------------------------------------
   99     Lars Krogius                                                              3,788               3,788      *
---------------------------------------------------------------------------------------------------------------------------


                                       31

---------------------------------------------------------------------------------------------------------------------------
                            NAME OF SELLING STOCKHOLDER                      SHARES OF     SHARES OF COMMON    PERCENTAGE
                                                                               COMMON      STOCKS UNDERLYING    OWNED IF
                                                                                             THE WARRANTS     MORE THAN 1%
---------------------------------------------------------------------------------------------------------------------------
   100    Tris Krogius                                                              3,788               3,788      *
---------------------------------------------------------------------------------------------------------------------------
   101    Wendy Baldyga                                                             8,333               8,333      *
---------------------------------------------------------------------------------------------------------------------------
   102    Dan E. Reiders, MD                                                       66,667              66,667      *
---------------------------------------------------------------------------------------------------------------------------
   103    Ivan Barrett                                                              4,386               4,386      *
---------------------------------------------------------------------------------------------------------------------------
   104    Richard Peters                                                            4,386               4,386      *
---------------------------------------------------------------------------------------------------------------------------
   105    Kenneth M. Greenberg                                                      5,208               5,208      *
---------------------------------------------------------------------------------------------------------------------------
   106    Mario Pastorello                                                          9,259               9,259      *
---------------------------------------------------------------------------------------------------------------------------
   107    Joseph E. Weisz                                                          13,889              13,889      *
---------------------------------------------------------------------------------------------------------------------------
   108    Joseph E. Weisz                                                           2,778               2,778      *
---------------------------------------------------------------------------------------------------------------------------
   109    Mario Pastorello                                                         15,490              15,490      *
---------------------------------------------------------------------------------------------------------------------------
   110    Paul Dunn                                                                 3,333               3,333      *
---------------------------------------------------------------------------------------------------------------------------
   111    Gregory J. Martinez                                                       4,167               4,167      *
---------------------------------------------------------------------------------------------------------------------------
   112    Steven J. Weisel                                                          3,333               3,333      *
---------------------------------------------------------------------------------------------------------------------------
   113    Tim D. Branner                                                            1,667               1,667      *
---------------------------------------------------------------------------------------------------------------------------
   114    Trevor J. Greenberg & Henry S. Greenberg                                  1,667               1,667      *
---------------------------------------------------------------------------------------------------------------------------
   115    Henry S. Greenberg                                                        3,333               3,333      *
---------------------------------------------------------------------------------------------------------------------------
   116    Henry S. Greenberg                                                       12,500              12,500      *
---------------------------------------------------------------------------------------------------------------------------
   117    Henry S. Greenberg                                                        6,250               6,250      *
---------------------------------------------------------------------------------------------------------------------------
   118    Kenneth M. Greenberg                                                      5,208               5,208      *
---------------------------------------------------------------------------------------------------------------------------
   119    Mario Pastorello                                                          9,259               9,259      *
---------------------------------------------------------------------------------------------------------------------------
   120    Kevin C. Gilbert                                                          8,333               8,333      *
---------------------------------------------------------------------------------------------------------------------------
   121    Andrew M. Ames & Lisa D. Ames                                             9,259               9,259      *
---------------------------------------------------------------------------------------------------------------------------
   122    Amer Ali                                                                 10,417              10,417      *
---------------------------------------------------------------------------------------------------------------------------
   123    Carlos Tarin Garcia                                                       3,968               3,968      *
---------------------------------------------------------------------------------------------------------------------------
   124    Ruben T. Garcia                                                           3,968               3,968      *
---------------------------------------------------------------------------------------------------------------------------
   125    David L. Thayer & Edna L. Thayer                                         18,519              18,519      *
---------------------------------------------------------------------------------------------------------------------------
   126    Ryan Matthew Adams, an individual                                           333                 333      *
---------------------------------------------------------------------------------------------------------------------------
   127    Laura Vega, an individual                                                15,789              15,789      *
---------------------------------------------------------------------------------------------------------------------------
   128    Carolyn Kildes Trustee, Joseph G. Urquhart                              34,,722              34,772      *
---------------------------------------------------------------------------------------------------------------------------
   129    Joseph G. Urquhart                                                       69,445              69,445      *
---------------------------------------------------------------------------------------------------------------------------
   130    Jay and Tana Boersma                                                     20,833              20,833      *
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                              TOTAL SHARES     33,751,617           7,490,761
---------------------------------------------------------------------------------------------------------------------------


*   Percent owned is less than 1%

                              PLAN OF DISTRIBUTION


      This prospectus involves: This Offering relates to:

      --    the possible sale from time to time of 31,250,000 shares and
4,275,000 shares underlying warrants by Swartz Private Equity, LLC pursuant to an investment agreement,
      --    the possible sale from time to time of 526,556 shares of stock issued in connection with a loan to the Company made by Les Dube and Irene Dube, and
      --    the possible sale form time to time of 833,333 shares underlying warrants issued in connection with a bridge to the Company made by Laguna Pacific Partners, and
      --    the possible sale, from time to time, by other selling shareholders of thehealthchannel.com, Inc. of up to 1,975,284 shares of common stock and 2,382,427 shares underlying warrants of thehealthchannel.com, Inc.


SWARTZ PRIVATE EQUITY, LLC

      This prospectus is registering the possible sale from time to time of 31,250,000 shares and 4,275,000 shares underlying warrants by Swartz. Pursuant to our investment agreement with Swartz Private Equity, LLC, we can place puts to them of our Common stock of up to $30,000,000. The dollar amount of each sale is limited by our common stock's trading volume and a minimum period of time since the last sale. Each sale will be to Swartz. In turn, Swartz may either sell our stock in the open market, place our stock through negotiated transactions with other investors, or hold our stock in their own portfolio.

SELLING SHAREHOLDERS

      The Shares will be offered and sold by the Selling Shareholders for their own accounts. We will receive payments for sales of the shares made to Swartz under the Investment Agreement but we will not receive any of the proceeds from the sale of the Shares pursuant to this prospectus. We will pay all of the expenses of the registration of the Shares, but shall not pay any commissions, discounts, and fees of underwriters, dealers, or agents. See "Terms of the Offering."

      The Selling Shareholders may offer and sell the Shares from time to time in transactions in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Shareholders. Sales may be made directly or to or through broker-dealers who may received compensation in the for of discounts, concessions, or commissions from the Selling Shareholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation for a particular broker-dealer may be in excess of customary commissions.

      Swartz is an "underwriter" within the meaning of Section 2(11) of the Act. The Selling Shareholders, Les Dube and Irene Dube, Laguna Pacific Partners and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters' within the meaning of Section 2(11) of the Act. Any commissions received by underwriters and any profit realized by underwriters on the resale of Shares as principals may be deemed underwriting compensation under the Act.

      Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Shares offered by this prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Shareholders.

      Selling Shareholders may also use Rule 144 under the Act to sell the Shares if they meet the criteria and conform to the requirements of such Rule.

LES DUBE AND IRENE DUBE

      In return for making a loan to us, we are issuing shares to Les Dube and Irene Dube. These shares are being registered in this prospectus and Les Dube and Irene Dube may continue to hold these shares or sell them on the market if this prospectus is effective.

LAGUNA PACIFIC PARTNERS, L.P.

      In return for making a loan to us, we are issuing 833,333 warrants to Laguna Pacific Partners, L.P. The share underlying these warrants are being registered in this prospectus and once it exercises these warrants, Laguna Pacific Partners may sell the underlying shares on the market if this prospectus is effective.


                            DESCRIPTION OF SECURITIES


      Our authorized capital stock currently consists of 175,000,000 shares of Common Stock, no par value. We have no shares of Preferred Stock.

      Our Transfer Agent is Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, New York 10004.

      The following summary of certain terms of the Common Stock does not purport to be complete and you should consult our articles of incorporation and bylaws which have been filed with the SEC for the complete details.

COMMON STOCK


      As of December 5, 2000, there were 27,610,953 shares of common stock outstanding. On November 17, 2000, our common stock underwent a one for three reverse split.


      Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; therefore the holders of a majority of the outstanding Common Stock can elect all directors.

      Holders of Common Stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The board of directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until we are profitable.

      Holders of Common Stock do not have preemptive rights to subscribe to additional shares if we issue new shares. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable and all of the shares of Common Stock offered hereby will be, upon issuance, fully paid and non-assessable.


                                  LEGAL MATTERS


      The validity of the securities offered hereby will be passed upon for us by Horwitz & Beam, Irvine, California.


                                     EXPERTS


      The financial statements that we include in this registration statement, have been included in reliance on the report of Stonefield Josephson, Inc., and upon the authority of said firm as experts in accounting and auditing.

                              FINANCIAL STATEMENTS


      The following financial statements are included herein:

      Balance Sheet of the Company as of September 30, 2000 (unaudited) and December 31, 1999 (audited)

      Statements of Operations of the Company for the nine months ended September 30, 2000 (unaudited), the nine months ended September 30, 1999 (unaudited), the fiscal year ended December 31, 1999 (audited), the fiscal year ended December 31, 1998 (audited), the Period from Inception (September 6, 1999) to December 31, 1999 (audited), and for the period from September 6, 1996 (inception) to September 30, 2000 (unaudited)

      Statement of Shareholders' Equity

      Statements of Cash Flows of the Company for the nine months ended September 30, 2000 (unaudited), the fiscal year ended December 31, 1999 (audited), the Period from Inception (September 6, 1999) to December 31, 1999 (audited), and for the period from September 6, 1996 (inception) to September 30, 2000 (unaudited)

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                              FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1999



                                    CONTENTS

                                                                       Page
                                                                       ----

INDEPENDENT AUDITORS' REPORT                                             1

FINANCIAL STATEMENTS:
  Balance Sheet                                                          2
  Statement of Operations                                                3
  Statement of Stockholders' Equity                                     4-5
  Statement of Cash Flows                                               6-7
  Notes to Financial Statements                                        8-16

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
thehealthchannel.com, Inc.
Newport Beach, California


We have audited the accompanying balance sheet of thehealthchannel.com, Inc. (a development stage enterprise) as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements as of December 31, 1998 and for the year then ended and for the period from inception of operations on September 4, 1996 to December 31, 1998 was audited by other auditors whose report dated April 1, 1999, included an explanatory paragraph which expressed substantial doubt about the Company's ability to continue as a going concern.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of thehealthchannel.com, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses from operations, has negative cash flows from operations, and its current liabilities exceeds its current assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
February 21, 2000

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS


                                                                 September 30,   December 31,
                                         ASSETS                      2000            1999
                                                                     ----            ----
                                                                   (unaudited)
CURRENT ASSETS:
  Cash                                                           $    280,049    $     92,237
  Software development costs                                           34,500              --
  Loan receivable                                                      63,000          21,000
  Prepaid expenses and other receivables                               41,203         129,399
                                                                 ------------    ------------

          Total current assets                                        418,752         242,636

PROPERTY AND EQUIPMENT, net of
  accumulated depreciation and amortization                           628,269         838,424

DEPOSITS                                                                3,852              --
                                                                 ------------    ------------

                                                                 $  1,050,873    $  1,081,060
                                                                 ============    ============

                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                          $    923,473    $    510,967
  Loans payable, short-term, 6% interest, due
  February 21, 2001, net of unamortized discount
  of $447,916                                                          52,084              --
                                                                 ------------    ------------

          Total current liabilities                                   975,557         510,967
                                                                 ------------    ------------

STOCKHOLDERS' EQUITY:
  Common stock; $.001 par value, 175,000,000 shares
    authorized, 27,000,993 and 22,960,597 shares issued
    and outstanding (see Note 8), respectively                         27,001          22,961
  Additional paid-in capital                                        8,017,364       6,246,508
  Subscriptions receivable                                                 --         (25,000)
  Deficit accumulated during the development stage                 (7,969,049)     (5,674,376)
                                                                 ------------    ------------

          Total stockholders' equity                                   75,316         570,093
                                                                 ------------    ------------

                                                                 $  1,050,873    $  1,081,060
                                                                 ============    ============


See accompanying notes to financial statements.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS


                                                                                                                  From inception on
                                      Nine months ended  Nine months ended     Year ended        Year ended     September 4, 1996 to
                                      September 30, 2000 September 30, 1999  December 31, 1999 December 31, 1998 September 30, 2000
                                       ----------------   ----------------   ----------------   ----------------   ----------------
                                         (unaudited)        (unaudited)                                              (unaudited)
NET REVENUES                           $         10,870   $             --   $             --                 --   $         10,870

COST OF SALES                                        --                 --                 --                 --                 --
                                       ----------------   ----------------   ----------------   ----------------   ----------------

GROSS PROFIT                                     10,870                 --                 --                 --             10,870

GENERAL AND ADMINISTRATIVE EXPENSES           2,305,543            653,662          3,460,728                 --          5,766,271
                                       ----------------   ----------------   ----------------   ----------------   ----------------

LOSS FROM CONTINUING OPERATIONS              (2,294,673)          (653,662)        (3,460,728)                --         (5,755,401)
                                       ----------------   ----------------   ----------------   ----------------   ----------------

DISCONTINUED OPERATIONS:
  Loss on discontinued operations                    --           (367,014)          (367,014)        (1,472,601)        (2,114,398)
  Loss on disposal of segment                        --            (99,250)           (99,250)                --            (99,250)
                                       ----------------   ----------------   ----------------   ----------------   ----------------

     Total discontinued operations                   --           (466,264)          (466,264)        (1,472,601)        (2,213,648)
                                       ----------------   ----------------   ----------------   ----------------   ----------------

NET LOSS                               $     (2,294,673)  $     (1,119,926)  $     (3,926,992)  $     (1,472,601)  $     (7,969,049)
                                       ================   ================   ================   ================   ================


NET LOSS PER SHARE, BASIC AND DILUTED  $          (0.09)  $          (0.05)  $          (0.18)  $          (0.04)
                                       ================   ================   ================   ================

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING, BASIC AND DILUTED             24,715,990         22,078,199         22,125,497         33,786,016
                                       ================   ================   ================   ================


See accompanying notes to financial statements.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                      Deficit
                                                                                                    Accumulated
                                                  Common stock            Additional      Stock      during the        Total
                                                  ------------              paid-in   subscriptions  development   stockholders'
                                               Shares          Amount       capital    receivable       stage         equity
                                               ------          ------       -------    ----------       -----         ------
DESCRIPTION

Balance at December 31, 1997, restated for
  1:3 stock split on October 12, 2000         11,388,007   $    11,388   $   379,859  $        --   $  (274,783)  $   116,464

Shares sold for cash                           3,334,252         3,334       473,130                                  476,464

Shares issued in exchange for services         6,998,481         6,998     1,054,541                                1,061,539

Common stock subscription                        184,413           184        59,816      (60,000)

Net loss for the year ended
  December 31, 1998                                                                                  (1,472,601)   (1,472,601)
                                             -----------   -----------   -----------  -----------   -----------   -----------

Balance at December 31, 1998                  21,905,153        21,905     1,967,345      (60,000)   (1,747,384)      181,866

IVTX

Issuance of common stock from IVTX
  private placement offering (Note 4)            113,043           113       112,086       60,000                     172,199

Issuance of shares for services rendered on
  behalf of the Company (Note 4)                  34,800            35        52,165                                   52,200

THEHEALTHCHANNEL.COM (FORMERLY IVTX)

Contribution of asset from Biologix
  International, Ltd. (Note 3)                                               947,835                                  947,835

Issuance of common stock from private
  placement offering (Note 4)                    405,934           406       510,134      (25,000)                    485,540

Issuance of common stock related to
  settlement agreements (Note 4)                 501,667           502     1,796,843                                1,797,345

                                                    (Continued)

See accompanying notes to financial statements.

                                            THEHEALTHCHANNEL.COM, INC.
                                         (A DEVELOPMENT STAGE ENTERPRISE)

                                   STATEMENT OF STOCKHOLDERS' EQUITY (CONTINUED)

                                                                                                      Deficit
                                                                                                    Accumulated
                                                  Common stock            Additional      Stock      during the        Total
                                                  ------------              paid-in   subscriptions  development   stockholders'
                                               Shares          Amount       capital    receivable       stage         equity
                                               ------          ------       -------    ----------       -----         ------
Shares given directly by shareholders for
  services rendered on the Company's
  behalf (Note 4)                                                              860,100                                   860,100

Net loss for the year ended
  December 31, 1999                                                                                     (3,926,992)   (3,926,992)
                                               -----------   -----------   -----------   -----------   -----------   -----------

Balance at December 31, 1999                    22,960,597        22,961     6,246,508       (25,000)   (5,674,376)      570,093

Shares exchanged from pools (See Note 4)         1,199,920         1,200        (1,200)

Private placement offering, net                  1,521,349         1,521       898,719                                   900,240

Proceeds received from stock subscriptions                                                    25,000                      25,000

Shares issued in settlement of debt (Alphabet
  Media)                                            53,333            53        46,987                                    47,040

Shares issued for services (National
  Securities)                                        5,170             5         7,333                                     7,338

Shares issued for services (Quinn Emanuel)          27,633            27        30,546                                    30,673

Shares issued in settlement of legal matter
  (Beuning and Redding)                             15,260            15        16,650                                    16,665

Shares issued in settlement (Marshall
  Redding)                                         274,508           275       172,665                                   172,940

Shares issued for bridge loan (Les Dube)           526,556           527       286,973                                   287,500

Shares issued to Larry Horwitz for
  consulting services                              416,667           417       312,083                                   312,500

Net loss for the nine months ended
  September 30, 2000 (unaudited)                                                                        (2,294,673)   (2,294,673)
                                               -----------   -----------   -----------   -----------   -----------   -----------

Balance at September 30, 2000 (unaudited)       27,000,993   $    27,001   $ 8,017,364   $        --   $(7,969,049)  $    75,316
                                               ===========   ===========   ===========   ===========   ===========   ===========



See accompanying notes to financial statements.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                             STATEMENT OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                  Nine months ended     Nine months ended        Year ended
                                                 September 30, 2000    September 30, 1999    December 31, 1999
                                                 ------------------    ------------------    ------------------
                                                     (unaudited)           (unaudited)
CASH FLOWS PROVIDED BY (USED FOR)
 OPERATING ACTIVITIES:
  Net loss                                       $       (2,294,673)   $       (1,119,926)   $       (3,926,992)

  ADJUSTMENTS TO RECONCILE NET LOSS TO
   NET CASH PROVIDED BY (USED FOR)
   OPERATING ACTIVITIES:
      Depreciation and amortization                         339,003                52,658               135,230
      Loss on disposal of division                               --                99,250                99,250
      Non cash expenses from stock issuances                874,656                    --             2,611,423

  CHANGES IN ASSETS AND LIABILITIES:
    (INCREASE) DECREASE IN ASSETS:
      Accounts receivable                                        --                 3,336                   189
      Inventory                                                  --                76,982               (10,312)
      Software development costs                            (34,500)                   --                    --
      Loan interest                                        (537,500)                   --                    --
      Prepaid expenses                                       (1,388)               33,952              (108,447)
      Deposits                                               (3,852)                2,597                 2,597

    (INCREASE) DECREASE IN LIABILITIES
      accounts payable and accrued expenses                 602,091               804,036               661,157
                                                 ------------------    ------------------    ------------------

        Net cash used for operating activities           (1,056,163)              (47,115)             (535,905)
                                                 ------------------    ------------------    ------------------

CASH FLOWS USED FOR INVESTING ACTIVITIES
  payments to acquire property, equipment and
    other assets                                            (39,265)                   --               (25,818)
                                                 ------------------    ------------------    ------------------

                                                                       From inception on
                                                   Year ended        September 4, 1996 to
                                                December 31, 1998     September 30, 2000
                                                ------------------    ------------------
                                                                          (unaudited)
CASH FLOWS PROVIDED BY (USED FOR)
 OPERATING ACTIVITIES:
  Net loss                                      $       (1,472,601)   $       (7,969,049)

  ADJUSTMENTS TO RECONCILE NET LOSS TO
   NET CASH PROVIDED BY (USED FOR)
   OPERATING ACTIVITIES:
      Depreciation and amortization                             --               474,232
      Loss on disposal of division                              --                99,250
      Non cash expenses from stock issuances             1,041,138             4,680,217

  CHANGES IN ASSETS AND LIABILITIES:
    (INCREASE) DECREASE IN ASSETS:
      Accounts receivable                                   (3,336)                3,147
      Inventory                                               (783)               83,077
      Software development costs                                --               (34,500)
      Loan interest                                             --              (537,500)
      Prepaid expenses                                        (950)             (130,787)
      Deposits                                                  --                (6,449)

    (INCREASE) DECREASE IN LIABILITIES
      accounts payable and accrued expenses                 34,311               956,510
                                                ------------------    ------------------

        Net cash used for operating activities            (402,221)           (2,381,852)
                                                ------------------    ------------------

CASH FLOWS USED FOR INVESTING ACTIVITIES
  payments to acquire property, equipment and
    other assets                                           (46,959)              (65,083)
                                                ------------------    ------------------

                                                    (Continued)

See accompanying notes to financial statements.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENT OF CASH FLOWS (CONTINUED)

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS



                                                           Nine months ended     Nine months ended        Year ended
                                                           September 30, 2000    September 30, 1999     December 31, 1999
                                                           ------------------    ------------------    ------------------
                                                              (unaudited)           (unaudited)
CASH FLOWS PROVIDED BY (USED FOR) FINANCING ACTIVITIES:
  Assets and liabilities transferred out (See Note 1)                      --               (26,329)              (26,329)
  Loan receivable, officer-stockholders                                    --                41,952                    --
  Stock subscription receivable                                        25,000                    --               (25,000)
  Loans receivable                                                    (42,000)                   --                    --
  Proceeds from loans                                                 400,000                    --                    --
  Proceeds from issuance of capital stock                             900,240               140,000               682,738
                                                           ------------------    ------------------    ------------------

          Net cash provided by financing activities                 1,283,240               155,623               631,409
                                                           ------------------    ------------------    ------------------

NET INCREASE (DECREASE) IN CASH                                       187,812               108,508                69,686
CASH, beginning of year                                                92,237                22,551                22,551
                                                           ------------------    ------------------    ------------------

CASH, end of year                                          $          280,049    $          131,059    $           92,237
                                                           ==================    ==================    ==================

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING
  ACTIVITIES -
    Non-cash compensation from stock issuances             $          874,656    $               --    $        2,611,423
                                                           ==================    ==================    ==================
    Acquisition of website technology and related assets   $               --    $               --    $          947,835
                                                           ==================    ==================    ==================

    Proceeds from loan payable paid directly to Horwitz
      and Beam from Laguna Pacific on behalf of the
      Company                                              $          100,000    $               --    $               --
                                                           ==================    ==================    ==================


                                                                                 From inception on
                                                              Year ended       September 4, 1996 to
                                                            December 31, 1998    September 30, 2000
                                                           ------------------    ------------------
                                                                                     (unaudited)
CASH FLOWS PROVIDED BY (USED FOR) FINANCING ACTIVITIES:
  Assets and liabilities transferred out (See Note 1)                      --               (26,329)
  Loan receivable, officer-stockholders                               (41,952)                   --
  Stock subscription receivable                                            --                    --
  Loans receivable                                                    (15,000)              (63,000)
  Proceeds from loans                                                      --               400,000
  Proceeds from issuance of capital stock                             476,464             2,416,313
                                                           ------------------    ------------------

          Net cash provided by financing activities                   419,512             2,726,984
                                                           ------------------    ------------------

NET INCREASE (DECREASE) IN CASH                                       (29,668)              280,049
CASH, beginning of year                                                52,219                    --
                                                           ------------------    ------------------

CASH, end of year                                          $           22,551    $          280,049
                                                           ==================    ==================

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING
  ACTIVITIES -
    Non-cash compensation from stock issuances             $        1,041,138    $        4,680,217
                                                           ==================    ==================
    Acquisition of website technology and related assets   $               --    $          947,835
                                                           ==================    ==================

    Proceeds from loan payable paid directly to Horwitz
      and Beam from Laguna Pacific on behalf of the
      Company                                              $               --    $          100,000
                                                           ==================    ==================

See accompanying notes to financial statements.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1999


(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      GOING CONCERN:

            The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. This factor raises substantial doubt about the Company's ability to continue as a going concern.

            Management recognizes that the Company must generate additional resources to enable it to continue operations. Management's plans also include the sale of additional equity securities. However, no assurance can be given that the Company will be successful in raising additional capital. Further, there can be no assurance, assuming the Company successfully raises additional equity, that the Company will achieve profitability or positive cash flow. If management is unable to raise additional capital and expected significant revenues do not result in positive cash flow, the Company will not be able to meet its obligations and will have to cease operations.

      GENERAL:

            With headquarters in Newport Beach, California, thehealthchannel.com (formerly Innovative Tracking Solutions Corporation or "IVTX") is a comprehensive health information Internet portal that offers a one-step access point for consumers and professionals who want to explore a broad array of health topics. The portal currently indexes other Internet health and health-related sites, has direct links with online health-care information service centers and provides detailed coverage of medical conditions. Consumers may access a global library of health-care information while searching for products and services. The site offers a complete Internet portal for state-of-the-art continuing medical education for professionals.

            The Company was incorporated under the laws of the state of Delaware on September 4, 1996.

      BUSINESS ACTIVITY:

            In early 1999, IVTX management determined that the "public" status of IVTX was detrimental to IVTX' operations due to the time and expense burdens of being a public company. IVTX management then decided to take the operations of IVTX "private" by transferring all IVTX assets and liabilities to a newly formed private company and selling the public shell to a suitable company, preferably in the healthcare industry. On April 13, 1999, IVTX obtained written approval of 64.4% of the total voting stock of IVTX, voting "for" taking the operations of IVTX private and selling the public shell to a suitable company.

            On April 14, 1999, IVTX transferred all of its assets and liabilities based on majority stockholder approval to a newly formed private company, Innovative Tracking Solutions Corporation, a private Nevada corporation, incorporated on March 29, 1999. Innovative Tracking Solutions Corporation was formed by IVTX management specifically for the purpose of taking the operations of IVTX private. The former IVTX officers and directors, Dianna Cleveland, Lee Namisniak and Lou Weiss are the officers and directors of Innovative Tracking Solutions Corporation, the private company. The consideration for the transfer of assets was the assumption of all IVTX's liabilities by the newly formed private company. As a result of this transfer of assets and liabilities and the disposal of the segment of business on April 14, 1999 (which is unrelated to the present business of thehealthchannel.com), the Company has recorded a loss on discontinued operations of $367,014 and a loss on disposal of a segment of $99,250 for the year ended December 31, 1999.

            In June 1999, IVTX was introduced to thehealthchannel.com, a consumer-based health Internet web site (http://www.thehealthchannel.com). On July 28, 1999, IVTX, pursuant to its bylaws and general Delaware corporate law, acquired a certain asset of Biologix International, Ltd., a Delaware corporation ("Biologix") consisting of thehealthchannel.com web site and its related technology in exchange for the controlling interest in IVTX. In connection with this change of control, IVTX's name was changed to thehealthchannel.com, Inc. on July 28, 1999. The acquisition closed on July 28, 1999.

      USE OF ESTIMATES:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      FAIR VALUE:

            Unless otherwise indicated, the fair values of all reported assets and liabilities which represent financial instruments, none of which are held for trading purposes, approximate the carrying values of such amounts.

      CASH:

            The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

      PROPERTY AND EQUIPMENT:

            Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred, whereas, additions, renewals, and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

      INCOME TAXES:

            The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which adopts the asset and liability approach to measurement of temporary differences between financial reporting and income tax return reporting. The principal temporary difference is the net operating loss carryforward of approximately $4,500,000 at December 31, 1999. Due to business activity during 1999 (Note 1), there are significant limitations on the Company's ability to utilize this operating loss carryforward. A deferred asset has been provided and completely offset by a valuation allowance, because its utilization does not appear to be reasonably assured. Federal net operating loss carryforward expire on December 31, 2019 and California state net operating loss carryforward expire on December 31, 2004.

      DEVELOPMENT STAGE ENTERPRISE:

            The Company is a development stage company as defined in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, which is unrelated to the business of Innovative Tracking Solutions Corporation ("IVTX"), and its planned principal operations have not yet commenced. All losses accumulated since inception of thehealthchannel.com (Note 1) have been considered as part of the Company's development stage activities. The operations of IVTX are presented as discontinued operations as a result of the transfer of its assets and liabilities to a private company (Note 1).

      NET LOSS PER SHARE:

            The Company has adopted Statement of Financial Accounting Standard No. 128, Earnings per Share ("SFAS No. 128"), which is effective for annual and interim financial statements issued for periods ending after December 15, 1997. Net loss per share has been computed using the weighted average number of shares outstanding. Common stock equivalents have been excluded since their inclusion would reduce loss per share.

      NEW ACCOUNTING PRONOUNCEMENTS:

            The Company has adopted Statements of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" and No. 133 "Accounting for Derivative Instruments and Hedging Activities." The Company also adopted Statement of Position No. 98-5 "Reporting on the Costs of Start-up Activities." Adoption of these activities did not materially affect the financial statements.

      INTERIM FINANCIAL STATEMENTS (UNAUDITED):

            The accompanying unaudited condensed consolidated financial statements for the interim periods ended September 30, 2000 and 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.


(2)   LOAN RECEIVABLE:

      The loan receivable is non-interest bearing, unsecured and due on demand.


(3)   PROPERTY AND EQUIPMENT:

      On July 28, 1999, the Company acquired an asset from Biologix International, Ltd., consisting primarily of thehealthchannel.com website and related technology in exchange for 850,000 restricted shares of the Company's common stock. Website technology cost includes the design (including software configuration and interfaces), coding, installation costs to hardware and testing. The website asset (a non-monetary asset) acquired was recorded at the transferors' (Biologix International, Ltd.) historical cost basis determined under generally accepted accounting principles.

      Property and equipment is comprised of the following:

                  Website and related technology                         $       947,835
                  Software                                                        25,819
                                                                         ---------------

                                                                                 973,654
                  Less accumulated depreciation and amortization                 135,230

                                                                         $       838,424
                                                                         ===============

      Depreciation and amortization expense for the year ended December 31, 1999 amounted to $135,230.

(4)   STOCKHOLDERS' EQUITY:

      Biologix paid $250,000 for 850,000 shares of common stock of IVTX, representing the majority controlling interest held by the officers and directors of IVTX (see Note 3 for the recording of this issuance). This purchase was made pursuant to the exemption from registration set forth in
      Section 4(1) of the Securities Act of 1933, as amended (the "Act"), as a non-issuer transaction. The facts that make this exemption available are that the officers and directors of IVTX sold their stock to Biologix; IVTX itself did not issue any new stock. Additionally, Biologix agreed to contribute thehealthchannel.com assets and technology to IVTX in exchange for the IVTX shareholders agreeing to split their stock and exchange shares with the shareholders of Biologix. This exchange was made pursuant to the exemption set forth in Section 4(1) of the Act as a non-issuer transaction. The facts that make this exemption available are that the IVTX shareholders merely transferred their shares of IVTX (newly named thehealthchannel.com, Inc.) to the shareholders of Biologix who elected to exchange their shares. The shares of stock of IVTX were forward split 28.22-for-one and the IVTX shareholders opted to exchange each share they held of IVTX stock for two shares of common stock of IVTX under its new name of thehealthchannel.com, Inc. and contributed the remaining 26.22 shares each into a share exchange pool as presented in the statement of stockholders' equity. Then approximately 800 Biologix shareholders were provided with the alternative of retaining their Biologix shares or retiring their Biologix shares in exchange for IVTX shares (thehealthchannel.com shares) contained in the exchange pool on a one for one share basis. Approximately 630 Biologix shareholders elected to exchange their Biologix shares for thehealthchannel.com shares from the pool (the "Exchange").


      During October 2000, the shareholders approved a stock split of 1:3 shares, the effect of which has been retroactively applied in the accompanying financial statements. The number of authorized shares of common stock was increased to 175,000,000.



      The Exchange was announced to shareholders of both IVTX and Biologix through press releases and a letter to IVTX shareholders. After the forward stock split, the Company (thehealthchannel.com, Inc. formerly Innovative Tracking Solutions Corporation) had 35,606,519 post split shares of common stock issued and outstanding. The Exchange began on August 6, 1999 and ended on October 31, 1999 to ensure that all shareholders had enough time and notice to exchange their shares. Following the conclusion of the Exchange period, the Company had approximately 12,667,000 post split shares reserved for exchange with Biologix shareholders that were not exchanged.


      During the year ended December 31, 1998, the Company sold 3,334,252 restricted (post split) shares of the Company's common stock for total proceeds of $476,464 under Regulation D of the Securities Act of 1933.

      During the year ended December 31, 1998, the Company recorded an expense from the issuance of approximately 7,000,000 post split shares in exchange for services and license agreements. Expense amounts totaling $1,061,539 were determined based on share value of consideration given and/or consideration received, which ever was more clearly determinable.

      Prior to the April 14, 1999 transfer of the IVTX assets and liabilities (Note 1), the Company had concluded a private placement offering under Rule 504 of Regulation D, whereby 113,043 (post split) shares of common stock were sold at an offering price of $1.52 (post split) per share. This offering resulted in net proceeds of $172,199. Also, the Company issued 34,800 (post split) shares of common stock for services rendered. The services have been recorded at a fair value of $1.50 (post split) per share for a total of $52,200.

      In September 1999, the Company initiated a Rule 506, Regulation D private placement of 405,934 restricted shares of the Company's common stock from shares available from the forward stock split and 1,217,802 warrants to purchase restricted shares of the Company's' common stock with an exercise price of $0.75, for proceeds of $510,540, of which $25,000 was received in January 2000. The shares issued and the shares issuable upon exercise of the warrants have piggyback registration rights in the event the Company files a Registration Statement with the Securities and Exchange Commission. The warrants vest immediately and expire two years from the date of issuance.

      The Company issued 501,667 shares of common stock for satisfaction of legal settlement agreements the Company entered into for a total of $1,797,345.

      On December 15, 1999, shareholders conveyed 519,738 post split shares of common stock to certain individuals and 84,000 shares of common stock to officers of the Company for satisfaction of expenses and payment of salaries these individuals and officers had rendered on the Company's behalf. This resulted in recording a charge to expense and additional paid in capital of $860,100 for the year.

      During July 1999, the Company entered into a Consulting Agreement with Ocean View Management, LLC. Under the Consulting Agreement, Ocean View Management received a one time payment of 25,000 post split shares of common stock of the Company. This issuance was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the Consulting Agreement are restricted securities as defined in Rule 144.

      During August 1999, the Company entered into an Agreement for Financial Public Relation Services with Market Pathways Financial Relations Incorporated. Under the Agreement for Financial Public Relations Services, Market Pathways Financial Relations Incorporated received a one time payment of 28,333 post split shares of common stock of the Company. This issuance was exempt from the Registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the Agreement are restricted securities as defined in Rule 144.


      On January 5, 2000, the Company entered into a Consulting Agreement with Lawrence W. Horwitz pursuant to which Mr. Horwitz agreed to provide business development and advisory services. For services rendered under this Consulting Agreement, the Company issued 416,667 post split shares of common stock of the Company (the "Shares"). The Shares were registered on Form S-8, for which, an expense of $312,500 has been recorded. (Unaudited)



      On August 5, 2000, the Company approved the issuance of 539,986 post split restricted shares to 12 officers, directors and consultants in payment for services rendered to the Company. The related expense amounts have been recorded in accounts payable and accrued expenses as shares had not yet been issued. (Unaudited)



      On July 27, 2000, the Company enacted the 2000 Incentive and Nonstatutory Stock Option Plan (the "Plan"), which has reserved for issuance, 5,000,000 options to purchase shares of Common Stock of the Company for key employees and consultants. To date, no options have been issued under the plan and no options have been exercised. (Unaudited)

(5)   ADVERTISING COSTS:

      Advertising costs are expensed when incurred and amounted to approximately $400,000 for the year ended December 31, 1999.


(6)   EMPLOYMENT AGREEMENTS:

      The Company has employment agreements with its chief operating officer and president. The employment agreements provide for a monthly salary of $12,000 each. The agreements commenced on September 1, 1999 and are in effect for three years from that date.


(7)   CONTINGENCIES:

      The Company is involved in other various routine legal proceedings incidental to the conduct of its normal business operations. The Company's management believes that none of these legal proceedings will have a material adverse impact on the financial condition or results of operations of the Company.

      The Securities and Exchange Commission ("SEC") has alleged that the exchange of shares involving the Biologix shareholders may have been in violation of the Securities Act of 1933 and thereby constituted the making of an unregistered public offering to which the Company continues to disagree. If the SEC were to prevail in its position, it would have a severe and adverse impact on the Company, and the Company's ability to continue as a going concern would be adversely affected. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, as the amounts are not estimable.

      The Company initiated a private placement of securities during September 1999 which is currently on going. During this period of time, the Company sold securities to investors based on the most recent closing price on the OTC Bulletin Board or the Pink Sheets. The prices at which these securities were sold fluctuated widely, based on fluctuations in the closing prices. The Company is contingently liable in the event that an investor or investors who purchased securities in this private placement asserts a claim that the Company failed to fully disclose the fact that fluctuations in the market would cause adjustments in the price of the private placement. The Company believes that they fully disclosed this risk, however, in the event any shareholder(s) were to successfully prosecute an action against the Company, it may have a severe and adverse effect on the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, as the amounts are not estimable.

      LITIGATION

      The Company has been named as a cross-defendant in a cross-complaint filed by its Former President in an action pending in the Superior Court State of California for the County of San Francisco, Case No. 307364. This action was initiated by Biologix International, Ltd. ("Biologix") against the former President on October 22, 1999 alleging causes of action against the former President for: (1) temporary restraining order and preliminary and permanent injunction; (2) breach of fiduciary duty; (3) fraud by intentional misrepresentation; (4) conversion; (5) possession of personal property; (6) declaratory relief; and (7) accounting. The claims alleged by Biologix relate to the actions and conduct of the former President as an officer and director of Biologix. Thehealthchannel.com is named as a cross-defendant in the cross-complaint of the former President in a cause of action for breach of contract based upon an alleged employment agreement between the former President and Biologix. The former President claims that this alleged employment agreement is the responsibility of Thehealthchannel.com based upon thehealthchannel.com's purchase of the internet related assets from Biologix. Thehealthchannel.com was served with the cross-complaint on December 14, 1999. The former President seeks $400,000 in damages and options to purchase one million shares of Biologix stock. Thehealthchannel.com has answered the cross-complaint denying the allegations and will aggressively defend the claims asserted by the former President. In the event any judgments were brought against the Company, it may have a severe and adverse effect on the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, as the amounts are not estimable.

      To the best knowledge of management, there is no other material litigation pending or threatened against the Company.


(8)   SUBSEQUENT EVENTS (UNAUDITED):

      REVERSE STOCK SPLIT

      The Board of Directors and shareholders of the Company have approved a reverse stock split of 1:3 common shares, the effect of which has been retroactively applied in the accompanying financial statements.


(9)   COMMITMENTS (UNAUDITED):

      OFFERING

      During August 2000, the Company entered into an investment agreement with Swartz Private Equity, LLC to issue and sell, at the Company's option, shares of its common stock for up to an aggregate of $30 million from time to time during a three-year period beginning on the date that the Form SB-2 registration statement is declared effective as filed with the Securities and Exchange Commission during August 2000. This is also referred to as a put right.

      BRIDGE FINANCING

      During August 2000, the Company entered into an agreement to borrow $250,000 from Laguna Pacific Partners L.P., ("Laguna Partners") a Delaware limited partnership. This loan is secured by all assets of the Company, bears interest at 6% per annum and is payable on the earlier of 180 days or within 30 days from the effective date of the Form SB-2 above. In consideration for this loan, Laguna Partners will receive warrants for common stock equal to the quotient of $250,000 divided by the closing bid of the Company's stock price immediately preceding the effective date of the Form SB-2 above. The term of this warrant is five years and the exercise price is $1.

      During August 2000, the Company entered into an agreement to borrow $250,000 from Les and Irene Dube, ("Dube") individuals. This loan bears interest at 6% per annum and is payable on the earlier of 180 days or within 30 days from the effective date of the Form SB-2 above. In consideration for this loan, Dube will receive warrants for common stock equal to the quotient of $250,000 divided by the closing bid of the Company's stock price immediately preceding the effective date of the Form SB-2 above.

      The Company will record interest expense using the fair value of $0.165 per warrant granted, measured at the date of grant using the Black Scholes model with a 70% volatility. This expense will be recorded at the date the warrants become issuable based upon the quotient calculation mentioned above, as the future stock prices are not presently determinable.


(10)  NOTE TO INTERIM FINANCIAL STATEMENTS (UNAUDITED):

      In September 1999, the Company initiated a Rule 506, Regulation D private placement of 1,927,274 (post split) restricted shares of the Company's common stock from shares available from the forward stock split and 1,927,274 (post split) warrants to purchase restricted shares of the Company's' common stock with an exercise price determined at 70% of the trading value at the date of grant, for net proceeds of $1,410,779. The shares issued and the shares issuable upon exercise of the warrants have piggyback registration rights in the event the Company files a Registration Statement with the Securities and Exchange Commission. The warrants vest immediately and expire two years from the date of issuance. The private placement offering was closed on August 29, 2000.

                           THEHEALTHCHANNEL.COM, INC.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      We are required by our Bylaws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that the Company is permitted to indemnify. Our Charter requires it to indemnify such parties to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law.

      Section 145 of the Delaware General Corporation Law permits us to indemnify its directors, officers, employees, or agents against expenses, including attorneys fees, judgments, fines and amounts paid in settlements actually and reasonably incurred in relation to any action, suit, or proceeding brought by third parties because they are or were directors, officers, employees, or agents of the corporation. In order to be eligible for such indemnification, however, our directors, officers, employees, or agents must have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests. In addition, with respect to any criminal action or proceeding, the officer, director, employee, or agent must have had no reason to believe that the conduct in question was unlawful.

      In derivative actions, we may only indemnify our officers, directors, employees, and agents against expenses actually and reasonably incurred in connection with the defense or settlement of a suit, and only if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests . Indemnification is not permitted in the event that the director, officer, employee, or agent is actually adjudged liable to the Corporation unless, and only to the extent that, the court in which the action was brought so determines.

      Our Certificate of Incorporation permits us to indemnify our directors except in the event of:

      -     a breach of the duty of loyalty to us or our stockholders;

      - an act or omission that involves intentional misconduct or a knowing violation of the law and an act or omission not in good faith;

      - liability arising under Section 174 of the Delaware General Corporation Law, relating to unlawful stock purchases, redemption, or payment of dividends; or

      - a transaction in which the potential indemnity received an improper personal benefit.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our controlling directors, officers, or persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         All the following numbers are approximations only.

         SEC Registration Fee                                $ 12,887.56
         Accounting Fees and Expenses                        $ 50,000
         Legal Fees and Expenses                             $100,000
         Printing Expenses                                   $ 10,000
         Miscellaneous
                                                             $  5,000
                                                             ------------
         Total                                               $177,887.56


                                      II 1

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      All share numbers, warrant numbers, unit numbers, and prices have been adjusted to retroactively reflect the one for three reverse stock split implemented on November 17, 2000.

      A. SALES OF UNREGISTERED SECURITIES TO OFFICERS & DIRECTORS

      1. In September 1996 upon the inception of IVTX, IVTX issued 266,667 shares of restricted Common Stock to a founder of IVTX and 215,167 shares of restricted Common Stock to a co-founder of IVTX. There was no underwriter involved in this issuance and no commissions were paid to any person. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

      2. In September 1996 through March 1997, IVTX issued 54,167 shares of restricted Common Stock to a director of IVTX, in consideration of consulting services rendered. There was no underwriter involved in this issuance and no commissions were paid to any person. This issuance was exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

      3. In March 1997, IVTX conducted a private offering of 8,333 shares of restricted Common Stock at a total offering price of $20,000 to a director of IVTX. IVTX sold and issued the 8,333 shares to the director in exchange for the total cash proceeds of $20,000. There was no underwriter involved in this issuance and no commissions were paid to any person. This issuance was exempt from the registration provisions of the Act by virtue of
      Section 4(2) under the Act.

      4. In July 1998, IVTX granted options to purchase 83,333 and 66,667 shares respectively of Common Stock in IVTX at an exercise price of $1.50 per share to two founding officers, subject to the terms of their employment agreements. The options expire on December 31, 2002. There was no underwriter involved in this issuance and no commissions were paid to any person. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

      5. In August 1998, IVTX issued to two of its officers an aggregate of 156,000 shares of restricted Common Stock and 6,667 shares of restricted Common Stock to one of the directors as a promotion bonus. There was no underwriter involved in this issuance and no commissions were paid to any person. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

      6. In August 1998, IVTX issued 83,333 shares of restricted Common Stock each to two licensors, who are also officers of IVTX, in partial fulfillment of the terms of licensing agreements with these officers. Before issuance, one officer, as licensor, assigned the total of all 83,333 shares to the other licensor. There was no underwriter involved in this issuance and no commissions were paid to any person. The issuances were exempt from the registration provisions of the Act by virtue of
      Section 4(2) under the Act.

      7. On September 1, 1999, the Company entered into a Consulting Agreement with Jeffrey H. Berg, one of its Directors. Jeffrey H. Berg agreed to introduce potential investors and financial institutions to the Company. In consideration of entering into this agreement, Mr. Berg received 7,333 shares of common stock. Mr. Berg is an accredited investor.

      8. On July 5, 2000, the Company approved the issuance of 295,653 restricted shares to the Company's officers and directors.

      B. SALES OF UNREGISTERED SECURITIES TO PRIVATE INVESTORS

      1. In September 1996 through May 1997, in order to raise IVTX's initial seed capital for research and development, IVTX conducted a private offering of 212,333 shares of restricted Common Stock to six accredited investors for a total offering price of $637,000. In the offering, IVTX sold 45,667 shares to five


                                      II 2
      accredited investors for the total proceeds of $137,000 and the remaining 166,667 shares offered were subscribed for investment intent by an additional accredited investor for purchase at $3.00 per share. There was no underwriter involved in the issuances of the 45,667 purchased shares and no commissions were paid to any person for any shares in the offering. None of the transactions involved general solicitation or general advertising. Each investor was provided with the Company's private placement memorandum and business plan. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

      2. In February 1997 through March 1999, in order to purchase services necessary to the development and marketing of IVTX's product line and to minimize reductions in IVTX's limited capital raised, IVTX conducted private offerings of restricted Common Stock pursuant to Section 4(2) of the Act to consultants, contract vendors and legal professionals in exchange for product engineering and development, legal, consulting and marketing services. IVTX issued a total of 61,400 shares of restricted Common Stock to 12 accredited and 23 sophisticated purchasers in exchange for services rendered or to be rendered on behalf of IVTX. The total value of the shares issued (total offering price and proceeds) and the services performed or to be performed was $184,200 and was based on a price of $3.00 per share. There was no underwriter involved in the issuances and no commissions were paid to any person. None of the transactions involved general solicitation or general advertising. Each investor was provided with IVTX's private placement memorandum and business plan. The issuances were exempt from the registration provisions of the Act by virtue of
      Section 4(2) under the Act.

      3. In July 1997 through February 1999, in order to raise capital that would be needed to launch and maintain the marketing of IVTX' lead product, IVTX conducted a private offering of Common Stock pursuant to Regulation D, Rule 504. The pending sale of the 166,667 shares mentioned in Item B1 above and the potential dilution of the sale once consummated was fully disclosed in IVTX' offering circular which was provided to each investor in the offering. IVTX initially offered 41,667 units of Common Stock at $2.00 per unit. Each Unit consisted of one (1) share of Common Stock ($.001 par value) and three (3) Stock Purchase Warrants. Each Warrant entitled the holder thereof to purchase one (1) share of Common Stock of IVTX. The Warrants were exercisable at $2.00 per share and were set to expire on July 21, 1998. The total offering price of the offering was $250,000 and upon the exercise of all warrants, the total offering price and proceeds of the offering would be $1,000,000. IVTX sold 30,904 units at $2.00 per unit which included 93,179 Warrants.

            After IVTX' stock became publicly traded, the price of the stock dropped precipitously and IVTX cancelled all remaining unsold warrants and offered individual shares at a reduced purchase price ranging from $4.50 per share to $1.50 per share. Specifically, IVTX sold 2,000 shares at $4.50 per share; 4,822 shares at $3.36 per share; 17,167 shares at $3.00 per share; 6,666.67 shares at $2.70 per share; 20,000 shares at $2.25 per share; and 10,000 shares at $1.50 per share. IVTX sold a total of 274,677 shares of Common Stock to 72 investors in consideration of total cash proceeds of $339,938. IVTX extended the Warrants purchased to expire on December 31, 1998. However, none of the Warrants purchased were ever exercised and all Warrants expired on December 31, 1998.

            Further and as part of the Rule 504 offering, in order to purchase designs and services necessary to the development and marketing of IVTX' product line and to minimize further reductions in IVTX' limited capital raised, IVTX offered a portion of the Rule 504 shares to consultants, vendors and professionals in exchange for product engineering and development, mold design, equipment and production services and consulting and marketing services. IVTX made such offers only when potential contractors of service were not interested in restricted stock as payment for services. IVTX issued a total of 42,667 shares of Common Stock to 10 purchasers in exchange for services rendered or to be rendered on behalf of the Company and for total proceeds of $155. The total "value" of the shares issued (total offering price and proceeds) and the services performed or to be performed was $256,000 and was based on a price of $6.00 per share consistent with IVTX offering price for Rule 504 shares. The total shares issued in the Rule 504 offering for both cash and services (all listed above) was 134,226 to 82 purchasers and the total proceeds of the offering for same was $315,380 net of $24,713 of offering costs. Each purchaser in the total offering was provided with IVTX' offering circular. There was no underwriter involved in these issuances and no commissions were paid to any person. None of the transactions involved general solicitation or general advertising. The issuances were exempt from the registration provisions of the Act by virtue of Regulation D, Rule 504.


                                      II 3

      4. In December 1997, the sale of the 166,667 shares subscribed to by an accredited investor indicated in Item B1 above had not yet been consummated by the investor. However, IVTX was still in need of additional research and development capital. Therefore, the accredited investor who subscribed for the shares offered and agreed to assign his $3.00 subscription rights back to IVTX for all 166,667 shares for designation by IVTX to other investors so that IVTX could continue to raise its ongoing Research & Development capital for its expanding product line. From April 1998 to December, 1998, IVTX offered these subscription rights to 166,667 shares of restricted Common Stock at $3.00 per share via a private offering pursuant to Section 4(2) of the Act for a total offering price of $500,000. IVTX sold 146,779 of these shares to 23 accredited investors and 12 sophisticated investors in consideration of cash proceeds totaling $375,916 net of $41,392 of offering costs.

            There was no underwriter involved in this issuance and no commissions were paid to any person. Each purchaser was provided with IVTX's current offering circular which disclosed all potential dilution. None of the transactions involved general solicitation or general advertising. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

            All IVTX' sales of stock were made directly with purchasers whom IVTX' officers had a pre-existing relationship with or that came from personal referrals. None of the transactions involved general solicitation or general advertising. Proceeds from the sale of the shares were applied towards the continuing development and marketing of its products and working capital.

      5. In the Acquisition which closed on July 28, 1999, BioLogix paid $250,000 for 850,000 shares of common stock of IVTX , representing the majority controlling interests held by the officers and directors of IVTX. This issuance was exempt from the registration provisions of the Act by virtue of Section 4(1) of the Act, as transactions by any person other than an issuer, underwriter, or dealer. Additionally, BioLogix agreed to contribute its thehealthchannel.com assets and technology to IVTX in exchange for the IVTX shareholders agreeing to split their stock and exchange shares with the shareholders of BioLogix. This exchange was made pursuant to the exemption set forth in Section 4(1) of the Act. The shares of stock of IVTX were forward split 28.22-for-one and the IVTX shareholders agreed to exchange each share they held of IVTX stock for two shares of common stock of IVTX under its new name of thehealthchannel.com, Inc. and exchange the remaining 26.22 shares each with the shareholders of BioLogix on a three-for-one basis (the "Exchange").

      6. On July 13, 1999, the Company entered into a Consulting Agreement with Ocean View Management, LLC. Under the Consulting Agreement, Ocean View Management received a one time payment of 25,000 shares of common stock of the Company. This issuance was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. Richard Wolpow is the beneficial owner of Ocean View Management and had full access to Company information as a consultant to the Company. The securities issued pursuant to the Consulting Agreement are restricted securities as defined in Rule 144.

      7. On August 11, 1999, the Company entered into an Agreement for Financial Public Relation Services with Market Pathways Financial Relations Incorporated. Under the Agreement for Financial Public Relations Services, Market Pathways Financial Relations Incorporated received a one time payment of 28,333 shares of common stock of the Company. This issuance was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The beneficial owner of Market Pathways Financial Relations Incorporated is Shannon Squyres. Shannon Squyres is an accredited investor. The securities issued pursuant to the Agreement are restricted securities as defined in Rule 144.

      8. On September 24, 1999, the Company commenced a private offering to accredited investors only of units, each unit consisting of one share of the Company's Common Stock and one Warrant exercisable for a term of two years (the "Units"). The Company originally priced this offering at $2.25 per Unit with a $2.25 exercise price on the Warrants. However, the price of the Company's publicly traded stock dropped precipitously since the beginning of this private offering and the Company has lowered the purchase price of the Units and the corresponding exercise price on the Warrants. To date, the Company has sold a total


                                      II 4
      of 1,927,283 Units to 120 accredited investors for total gross proceeds of $1,410,779. To date, no investor has exercised any warrants purchased in the current offering. The Private Placement is exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the Private Placement are restricted securities as defined in Rule 144. This Private Placement was closed on August 29, 2000. See the "Selling Shareholders" section of the prospectus for a complete list of the investors in the Private Placement.


      9. On January 5, 2000, we entered into a Consulting Agreement with Lawrence W. Horwitz pursuant to which Mr. Horwitz agreed to provide business development and advisory services to us. This consulting agreement is attached as Exhibit 47. For services rendered under the consulting agreement, we issued Mr. Horwitz 666,667 shares of common stock of the Company. These shares were registered on Form S-8. Under the terms of the consulting agreement, in October 2000, Mr. Horwitz was issued an additional 250,000 shares. This transaction is exempt from registration under Section 4(2) of the Act.


      10. On July 5, 2000, the Company approved the issuance of 200,000 restricted shares to 7 employees and consultants in payment for services rendered to the Company.

      11. On June 19, 2000, the Company issued 1,150,000 warrants to purchase common stock to Swartz Private Equity LLC in consideration of entering into an Equity Line Letter of Agreement for a $30,000,000 equity line of credit. These warrants are exercisable by Swartz Private Equity LLC as follows: 383,333 shares became exercisable after a 15 business day review period of the documentation for the transaction, 383,333 shares became exercisable after the execution of the Investment Agreement for the $30,000,000 equity line of credit. The remaining 383,333 shares are exercisable upon the earlier of (i) the date of effectiveness of Company's Form SB-2 registration statement filed to register the transaction, or
      (ii) December 19, 2000.

      12. On August 1, 2000, the Company agreed to issue 833,333 shares of common stock to Laguna Pacific Partners L.P. in consideration recently issued a loan in the amount of $250,000 from Laguna Pacific Partners L.P., a Delaware limited partnership. This loan is made pursuant to a secured note which bears interest at the rate of 6% and is payable on the earlier of February 3, 2000 or the effective date of this prospectus. The loan is secured by all of the Company's assets.


      13. On August 15,2000, the Company entered into an Investment Agreement with Swartz Private Equity LLC to put as much as $30,000,000 of Company stock to Swartz, subject to the terms of the Investment Agreement which is attached as Exhibit 28. The Company is registering 31,250,000 shares of common stock and 4,275,000 shares of common stock underlying warrants to have available for this transaction. This transaction is exempt under
      Section 4(2) of the Act.


      13. On August 18, 2000, in consideration for a loan of $250,000, the Company agreed to issue 526,556 shares to Les Dube and Irene Dube and a warrant for common stock common stock for an amount equal to the quotient of $250,000 divided by the closing bid of our stock immediately preceding the effective date of the Form SB-2 that the Company is currently being reviewed by the SEC. The term of the warrant is five years and the exercise price is $1 in the aggregate. The loan is made pursuant to a note which bears interest at the rate of 6% and is payable on the earlier of February 18, 2001, or the effective date of this prospectus. The shares and warrants issued to Mr. and Ms. Dube are being registered in this prospectus and upon repayment of this loan, these shares are to be retained by them.

      14. In August and September of this year, the Company agreed to issue 34,482 shares of Company stock to Integrity Media, Inc. pursuant to an agreement signed between the Company and Integrity Media, Inc. on August 18, 2000. The agreement provides for Integrity Media, Inc. to furnish public relations services to the Company in return for 17,241 shares of Company stock per month. The term of the Agreement is one month but it is renewable on a month to month basis with the mutual consent of both parties. This agreement was renewed by the parties in September, 2000.


                                      II 5

The following documents that we filed with the SEC are incorporated by reference in this prospectus:

            SEC Filing                                 Period or Date
            ----------                                 --------------
Current Report on Form 10QSB (File No. 0-29822)        November 20, 2000

Item 27. Exhibits
-------- --------


Exhibit
-------

3.1 Certificate of Incorporation of Innovative Tracking Solutions Corporation, a Delaware corporation, dated September 4, 1996*
3.2 Amendment to Articles of Incorporation of Innovative Tracking Solutions Corporation, a Delaware corporation, dated May 21, 1997*
3.3 Certificate of Correction to Articles of Incorporation of Innovative Tracking Solutions Corporation, a Delaware corporation dated June 16, 1999*
3.4 Amendment to Articles of Incorporation of Innovative Tracking Solutions Corporation, a Delaware corporation, dated July 28, 1999*
3.5 Amendment to Articles of Incorporation of thehealthchannel.com, Inc., a Delaware corporation, dated August 4, 1999*
3.6 Amendment to Articles of Incorporation of thehealthchannel.com, Inc., a Delaware corporation, dated August 5, 1999*
3.7      Amended Bylaws of thehealthchannel.com, Inc., dated August 19, 1999*
4.1      Stock Purchase Agreement and Warrant Agreement (form) for private placement*
5        Opinion of Horwitz & Beam*
10.1     Acquisition, Stock Purchase, and Exchange Agreement, dated July 28,
         1999*
10.2     24/7 Media Inc. Network Affiliation Agreement, dated September 9, 1999*
10.3     Employment Agreement with Thomas P. Lonergan, dated September 1, 1999*
10.4     Employment Agreement with Donald A. Shea, dated September 1, 1999*
10.5 Consulting Agreement with Ocean View Management Group, LLC, dated July 13, 1999*
10.6 Custom Content Service Agreement with ScreamingMedia.Net, Inc., dated September 27, 1999*
10.7 Agreement for Financial Public Relations Services with Market Pathways, dated August 11, 1999*
10.8 DVCi Technologies, Inc. thehealthchannel.com Technical Requirements and Content Specification dated October 22, 1999*
10.9 Asset & Liability Purchase and Sale Agreement between Innovative Tracking Solutions Corporation, a Nevada corporation and Innovative Tracking Solutions Corporation, a Delaware corporation, dated April 14, 1999*
10.10 Exodus Communications, Inc. Master Services Agreement, dated November 19, 1999*
10.11    Content Agreement with EarthLink Network, Inc., dated October 27, 1999*
10.12 On-Line License Agreement with Infoseek, dated March 1, 1999 and Addendum dated November 22, 1999 for thehealthchannel.com, Inc.*
10.13 Consulting Agreement by and between Jeffrey Berg and thehealthchannel.com, Inc. dated September 1, 1999*
10.14 Website and Revenue Sharing Agreement between The Institute for Medical Studies, Inc. and thehealthchannel.com, dated September 29, 1999*
10.15 Warrant Agreement between Institute for Medical Studies, Inc. and thehealthchannel.com dated September 29, 1999*
10.16 Healthcompass Services Agreement between thehealthchannel.com, Inc. and HealthMagic, Inc., dated February 16, 2000*
10.17 Content License Agreement between Integrative Medicine Communications, Inc. and thehealthchannel.com, dated March 24, 2000*

*  Previously filed


                                      II 6

10.18 LIVEware5, Inc. Agreement for Services between Liveware5, Inc. and thehealthchannel.com, Inc., dated March 24, 2000*
10.19    Office Lease*
10.20    NewsEdge Contract, dated May 27, 2000*
10.21 Swartz Private Equity Warrant to Purchase Common Stock dated June 19, 2000(Incorporated by reference from Exhibit 10.8 filed November 20, 2000, Registration Number 0-29822)
10.22    thehealthchannel.com, Inc. Investment Agreement dated August 15, 2000*
10.23 Agreement between thehealthchannel.com, Inc. and Swartz Private Equity, LLC, dated August 15, 2000 (Incorporated by reference from Exhibit 10.7 filed November 20, 2000, Registration Number 0-29822)
10.24 Acknowledgement & Agreement thehealthchannel.com, Inc. and Swartz Private Equity, LLC dated August 15, 2000 (Incorporated by reference from Exhibit 10.11 filed November 20, 2000, Registration Number 0-29822)
10.25 Registration Rights Agreement between thehealthchannel.com and Swartz Private Equity, LLC dated as of August 15, 2000 (Incorporated by reference from Exhibit 10.10 filed November 20, 2000, Registration Number 0-29822)
10.28 Investment Agreement between thehealthchannel.com and Swartz Private Equity, LLC, dated August 15, 2000 (Incorporated by reference from
         Exhibit 10.9 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)1
10.29 Warrant Side Agreement between thehealthchannel.com and Swartz Private Equity, LLC, dated August 15, 2000 (Incorporated by reference from
         Exhibit 10.8 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)
10.30 Warrant to Purchase Common Stock of thehealthchannel.com by Swartz Private Equity, LLC, dated June 28, 2000 (Incorporated by reference from Exhibit 10.7 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)
10.31 Registration Rights Agreement between thehealthchannel.com and Swartz Private Equity, LLC, dated August 25, 20002(Incorporated by reference from Exhibit 10.10 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)
10.32 Acknowledgement and Agreement between thehealthchannel.com and Swartz Private Equity, LLC, dated August 15, 2000 (Incorporated by reference from Exhibit 10.11 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)
10.33 6% Secured Note between thehealthchannel.com and Laguna Pacific Partners, L.P.,dated August 1, 2000 (Incorporated by reference from
         Exhibit 10.2 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)
10.34 Unit Warrant Agreement between thehealthchannel.com and Laguna Pacific Partners, L.P., dated August 1, 2000 (Incorporated by reference from
         Exhibit 10.3 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)
10.35 Security Agreement between thehealthchannel.com and Laguna Pacific Partners, L.P., dated August 1, 2000 (Incorporated by reference from
         Exhibit 10.4 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)
10.36 Investor Representation and Warranties Agreement between thehealthchannel.com and Laguna Pacific Partners, L.P., dated August 1, 2000 (Incorporated by reference from Exhibit 10.5 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)
10.37 Subscription Agreement between thehealthchannel.com and Laguna Pacific Partners, L.P., dated August 1, 2000 (Incorporated by reference from
         Exhibit 10.6 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)
10.38 Subscription Agreement between thehealthchannel.com and Les Dube and Irene Dube, dated August 21, 2000 (Incorporated by reference from
         Exhibit 10.6 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)
10.39 Investor Representation and Warranties Agreement between thehealthchannel.com and Les Dube and Irene Dube dated August 21, 2000 (Incorporated by reference from Exhibit 10.15 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)
10.40    Employment Agreement with Minh-Chau Pham, dated May 15, 2000
10.41 Settlement Agreement and Release between thehealthchannel.com and Michael Grandon dated August 31, 2000 (Incorporated by reference from
         Exhibit 10.16 to the Registration Statement Form 10QSB filed
----------
1  Supercedes previously filed Exhibits 10.22 & 10.24
*  Previously filed


                                      II 7

         November 20, 2000, Registration Number 0-29822)
10.42 Consulting Agreement between thehealthchannel.com and Lawrence W. Horwitz dated August 18, 2000 (Incorporated by reference from Exhibit
         10.12 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)
10.43 Content Partner Agreement between thehealthchannel.com and AvantGo, dated July 31, 2000 (Incorporated by reference from Exhibit 10.1 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)
10.44 Content Distribution Agreement between thehealthchannel.com and OmniSky Corporation, dated September 6, 2000 (Incorporated by reference from
         Exhibit 10.17 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)
10.45 Contractual Agreement between thehealthchannel.com and The Blaine Group, Inc., dated October 16, 2000
10.46 Letter of Agreement between thehealthchannel.com and ServerLogic Corporation, dated October 12, 2000
10.47 Consulting Agreeement between thehealthchannel.com and Lawrence W. Horwitz, dated January 5, 2000
10.48    Regulation M Representation of Swartz Private Equity, LLC
24.1     Consent of Horwitz & Beam (included in their opinion set forth in
         Exhibit 5 hereto)*
24.3     Consent of Stonefield Josephson, Inc.
24.4     Consent of Roger G. Castro
25 Power of Attorney (Incorporated by reference from Exhibit 25 to the Registration Statement Form SB-2 filed August 31, 2000 Registration Number 333-44982)
27       Financial Data Schedule


*  Previously filed


                                      II 8

ITEM 28.  UNDERTAKINGS

      The undersigned registrant hereby undertakes to:

      (1) Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (2) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Act;
            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
            (iii) Include any additional or changed material information on the plan of distribution.

      For determining liability under the Securities, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


                                      II 9

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Newport Beach, State of California on December 12, 2000.

                                          THEHEALTHCHANNEL.COM, INC.


                                          By:      /s/ Donald J. Shea
                                             -----------------------------------
                                          By:      Donald J. Shea
                                          Its:     President, Chief Executive
                                                   Officer, Director